UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.  )

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Innodata Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

55 Challenger Road

Ridgefield Park, New Jersey 07660

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 4, 2026

To the Stockholders of Innodata Inc.:

The Annual Meeting of Stockholders (the “Meeting”) of Innodata Inc. (the "Company") will be held at 5:00 p.m. Eastern Time on Thursday, June 4, 2026 in a virtual-only format, through a virtual meeting platform available at www.virtualshareholdermeeting.com/INOD2026, for the following purposes:

(1)	To elect five directors of the Company to hold office until the next Annual Meeting of Stockholders and until their successors have been duly elected and qualified;

(2)	To ratify the selection and appointment by the Company’s Board of Directors of BDO India Services Private Limited, an independent registered public accounting firm, as auditors for the Company for the year ending December 31, 2026;

(3)	To approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers;

(4)	To approve the Amended and Restated Innodata Inc. Equity Compensation Plan; and

(5)	To consider and transact such other business as may properly come before the Meeting or any adjournments or postponements thereof.

The Board of Directors knows of no other business currently contemplated to be transacted at the Meeting.

The Meeting will be held in virtual-only format this year. Stockholders will not be able to attend the Meeting physically in person. Stockholders will have the same opportunities to participate in the Meeting as they would at an in-person meeting, including having the ability to vote and the opportunity to submit questions during the Meeting using the directions on the Meeting website.

Instead of mailing a printed copy of our proxy materials, including our Annual Report to stockholders (the “Annual Report”), Proxy Statement for the 2026 Annual Meeting of Stockholders, and form of Proxy card, to each stockholder of record as of April 8, 2026 (the “Record Date”), we have decided to provide access to these materials in a fast and efficient manner via the Internet. This reduces the amount of paper necessary to produce these materials, as well as the costs associated with mailing these materials to all such stockholders. Accordingly, on or about April 24, 2026, we began mailing to our stockholders of record as of the Record Date (other than those stockholders who previously requested electronic or paper delivery of communications from us) a Notice Regarding Internet Availability of Proxy Materials (the “Notice”), and posted our proxy materials on the website referenced in the Notice (http://materials.proxyvote.com/457642). As more fully described in the Notice, all stockholders may choose to access our proxy materials on the website referred to in the Notice or may request to receive a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

A complete list of the stockholders entitled to vote will be available for inspection by any stockholder for ten days prior to the Meeting upon request.

All stockholders are cordially invited to attend the Meeting. Whether or not you plan to attend the Meeting, you are encouraged to promptly submit your Proxy with voting instructions or use Internet or phone voting prior to the Meeting. To vote your shares, please follow the instructions in the Notice or the Proxy card you received in the mail. If you vote via the Internet or phone, you need not return a Proxy card. No postage is required if a Proxy card is mailed in the United States. Any person giving a Proxy has the power to revoke it any time prior to its exercise by submitting a later-dated Proxy card, casting a new vote over the Internet or phone, sending a written notice of revocation to the Company’s Corporate Secretary at 55 Challenger Road, Ridgefield Park, New Jersey 07660, or by voting in person at the Meeting.

Registered stockholders as of the Record Date can vote during the Meeting. Beneficial owners must obtain a legal proxy from their brokerage firm, bank, or other holder of record and present it to the inspector of elections with their ballot in order to be able to vote shares at the Meeting. Voting at the Meeting will replace any previous votes submitted by Proxy.

Attendance at the Meeting is limited to stockholders, their proxies and invited guests of the Company.

Important Notice Regarding the Availability of Proxy Materials for the 2026 Annual Meeting of Stockholders to be held on June 4, 2026

This Notice of Annual Meeting, the Proxy Statement, form of Proxy card and our Annual Report are available on the Internet at: http://materials.proxyvote.com/457642.

By Order of the Board of Directors

/s/ Amy R. Agress
Amy R. Agress
Senior Vice President, General Counsel and Secretary

Ridgefield Park, New Jersey

April 24, 2026

INNODATA INC.

55 Challenger Road

Ridgefield Park, New Jersey 07660

PROXY STATEMENT

This Proxy Statement for the 2026 Annual Meeting of Stockholders (“Proxy Statement”) is furnished in connection with the solicitation by the Board of Directors of Innodata Inc. (the "Company") of Proxies in the form enclosed. Such Proxies will be voted at the Annual Meeting of Stockholders of the Company (the “Meeting”) to be held at 5:00 p.m. Eastern Time on Thursday, June 4, 2026 in a virtual-only format, through a virtual meeting platform available at www.virtualshareholdermeeting.com/INOD2026 and at any adjournments or postponements thereof for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

The Meeting will be held in virtual-only format this year. Stockholders will not be able to attend the Meeting physically in person. Stockholders will have the same opportunities to participate in the Meeting as they would at an in-person meeting, including having the ability to vote and the opportunity to submit questions during the Meeting using the directions on the Meeting website.

We are following the SEC rule that permits us to furnish our proxy materials, including this Proxy Statement, our Annual Report to stockholders (the “Annual Report”), and Proxy card (the “Proxy Materials”) to certain of our stockholders via the Internet. We believe electronic delivery of our Proxy Materials will help us reduce the environmental impact and costs of printing and distributing paper copies and improve the speed and efficiency by which our stockholders can access these materials. As a result, we are mailing a short Notice of Internet Availability of Proxy Materials (the “Notice”) to most of our stockholders instead of a paper copy of our full Proxy Materials. The Notice contains instructions on how to cast your vote online and how to electronically access our Proxy Materials, including the Notice of Annual Meeting, Proxy Statement, our 2025 Annual Report and a Proxy card. The Notice also contains instructions on how to request a paper copy of our Proxy Materials. All stockholders who do not receive the Notice will receive a paper copy of the Proxy Materials. If you receive a paper copy of our Proxy Materials, you may cast your vote by completing the enclosed Proxy card and returning it in the enclosed self-addressed, postage-paid envelope, or by utilizing the Internet or phone voting mechanisms noted on the Proxy card. The Notice or paper copy of our Proxy Materials will first be mailed on or about April 24, 2026. If you hold your shares in “street name” (i.e., your shares are held of record by a broker, bank, trustee or other nominee), your broker, bank, trustee or other nominee will provide you with materials and instructions for voting your shares, including a voting instruction form. Beneficial owners of shares held in street name will need to follow the instructions provided by their broker, bank, trustee or other nominee that holds their shares.

Any stockholder giving a Proxy has the power to revoke the same at any time before it is voted by submitting a later-dated Proxy card, casting a new vote over the Internet or phone, sending a written notice of revocation to the Company’s Corporate Secretary at 55 Challenger Road, Ridgefield Park, New Jersey 07660, or by voting in person at the Meeting. The cost of soliciting proxies will be borne by the Company. Following the mailing of the Notice, solicitation of proxies may be made by officers and employees of the Company by mail, telephone, facsimile, electronic communication or personal interview. Properly executed proxies will be voted in accordance with instructions given by stockholders at the places provided for such purpose in the accompanying Proxy and, as to any other matter properly coming before the Meeting (none of which is presently known to the Board of Directors), in accordance with the judgment of the persons designated as proxies on the Proxy card. Unless contrary instructions are given by stockholders, persons named in the Proxy card intend to vote the shares represented by such proxies “FOR” the election of the five nominees for director named herein, “FOR” the ratification of BDO India Services Private Limited as independent auditors for the year ending December 31, 2026, “FOR” the approval, on a non-binding, advisory basis, the compensation of the Company’s named executive officers as disclosed in these materials, and “FOR” the approval of the Amended and Restated Innodata Inc. Equity Compensation Plan. The current members of the Board of Directors presently hold voting authority for common stock, par value $0.01 per share (the “Common Stock”), representing an aggregate of 1,246,620 votes, or approximately 3.8% of the total number of votes eligible to be cast at the Meeting. The members of the Board of Directors have indicated their intention to vote affirmatively on all of the proposals.

VOTING SECURITIES

Stockholders of record as of the close of business on April 8, 2026 (the “Record Date”) will be entitled to notice of, and to vote at, the Meeting or any adjournments or postponements thereof. On the Record Date there were 32,655,008 outstanding shares of Common Stock. Each holder of Common Stock is entitled to one vote for each share held by such holder. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting is necessary to constitute a quorum at the Meeting. Proxies submitted that contain abstentions or broker non-votes will be deemed present at the Meeting in determining the presence of a quorum. A “broker non-vote” occurs when a stockholder holds shares of Common Stock in “street name” through a broker or similar organization, and the stockholder does not provide the broker or other organization with instructions within the required timeframe before the Meeting as to how to vote the shares on “non-routine” matters. For “routine” matters, brokers are permitted to vote in their discretion even if the beneficial owners do not provide voting instructions. We expect Proposal 1, the election of directors, Proposal 3, the approval, on a non-binding, advisory basis, of the compensation of the Company’s named executive officers, and Proposal 4, the approval of the Amended and Restated Innodata Inc. Equity Compensation Plan, to be considered “non-routine” matters, and Proposal 2, the ratification of BDO India Services Private Limited as the Company’s independent registered public accounting firm to be considered a “routine” matter under relevant Nasdaq rules. See “Vote Required” section below for additional information.

We urge you to vote by proxy even if you plan to virtually attend the Meeting so that we will know as soon as possible that enough votes will be present for us to conduct business at the Meeting.

PROPOSAL 1. ELECTION OF DIRECTORS

It is the intention of the persons named in the enclosed form of Proxy card, unless such form of Proxy card specifies otherwise, to nominate and to vote the shares represented by such Proxy for the election as directors of Jack S. Abuhoff, Daniel H. (Don) Callahan, Richard D. Clarke, Louise C. Forlenza and Stewart R. Massey, to hold office until the next Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified or until such director’s earlier death, resignation or removal. Each of the nominees named below currently serves as a director of the Company and Jack S. Abuhoff, Louise C. Forlenza and Stewart R. Massey were elected at the Annual Meeting of Stockholders held on June 5, 2025 (the “2025 Annual Meeting”). The Company has no reason to believe that any of the nominees will become unavailable to serve as director for any reason before the Meeting. However, in the event that any of them shall become unavailable, each of the persons designated as proxy on the Proxy card reserves the right to substitute another person of his or her choice when voting at the Meeting. Below is the biographical and other information about the nominees. Following each nominee’s biographical information, we have provided information concerning the particular experience, qualifications, attributes and/or skills that led the Nominating Committee and the Board of Directors to determine that each nominee should serve as a director.

Jack S. Abuhoff	Age: 65

Principal Occupation and Business Experience

Chief Executive Officer of the Company since 1997, and a director of the Company since its founding in 1988. Mr. Abuhoff has been the Chairman of the Company’s Board of Directors since November 2025, and previously served in this capacity from May 2001 to June 2020. Mr. Abuhoff served as the Company’s President from September 1997 to November 2025, and served as the Company’s interim Principal Financial Officer from May 2018 to April 2019. From 1995 to 1997 he was Chief Operating Officer of Charles River Corporation, an international systems integration and outsourcing firm. From 1992 to 1994, Mr. Abuhoff was employed by Chadbourne & Parke, LLP in connection with its joint venture with Goldman Sachs to develop capital projects in China. He practiced international corporate law at White & Case LLP from 1986 to 1992. Mr. Abuhoff holds an A.B. degree in English from Columbia College, Columbia University (1983) and a J.D. degree from the Harvard Law School (1986).

Key Experience, Qualifications, Attributes and Skills

Mr. Abuhoff has knowledge of the Company, its clients, and the industries the Company serves, both from a historical and a current perspective, as well as leadership and management skills, international experience, and experience in providing technology services.

Daniel H. (Don) Callahan	Age: 69

Principal Occupation and Business Experience

Director of the Company since November 2025, and a member of the Company’s Audit Committee and Leadership and Compensation Committee since November 2025. Mr. Callahan is the Chief Executive Officer of Callahan Advisors, LLC, where he advises global companies on digital transformation and technology startups on differentiated growth strategies. He was the former Non-Executive Chairman of TIME, where he led its comprehensive digital transformation. From 2007 until his retirement in 2018, Mr. Callahan served as Citigroup’s Chief Administrative Officer and Global Head of Operations, Technology and Shared Services, overseeing businesses and services across more than 100 countries, a multi-billion-dollar budget, and the bank’s cybersecurity initiatives. Prior to Citigroup, he held senior executive positions at Morgan Stanley, Credit Suisse, and IBM. Mr. Callahan currently serves on the Board of Directors of WEX Inc. as well as the boards of Columbia University’s Teachers College and several private companies. He has a Bachelor’s Degree in history from Manhattanville College, where he serves as Trustee Chair Emeritus.

Key Experience, Qualifications, Attributes and Skills

Mr. Callahan has technology and financial services leadership experience, experience advising companies on digital transformations and global business growth strategies, as well as a background in overseeing cybersecurity initiatives.

Richard D. Clarke	Age: 63

Principal Occupation and Business Experience

Director of the Company since November 2025, and a member of the Company’s Nominating Committee since November 2025. General (Retired) Clarke is a retired four-star U.S. Army General who served nearly four decades leading complex and diverse organizations at every level, including more than 15 years internationally with more than 12 combat deployments to Iraq and Afghanistan. Prior to his retirement in 2022, he served as the commander of the United States Special Operations Command (USSOCOM or SOCOM), where he led a joint force of over 75,000 military members with an annual operating budget of more than $13 billion. Prior to assuming command of USSOCOM, he served as Director for Strategic Plans and Policy (J5), Joint Staff, the Pentagon, Arlington, Virginia. General (Retired) Clarke’s major awards include the Defense Distinguished Service Medal, two Army Distinguished Service Medals, three Defense Superior Service Medals, two Legion of Merit awards, and five Bronze Stars. He is currently on the Board of Directors at General Dynamics and a trustee at MITRE. He has a bachelor’s degree from the U.S. Military Academy at West Point and an MBA from Benedictine College.

Key Experience, Qualifications, Attributes and Skills

As a retired U.S. Army General, General (Retired) Clarke has cybersecurity and risk oversight experience, as well as experience in technology innovation, global operations, and leading complex and diverse organizations.

Louise C. Forlenza	Age: 76

Principal Occupation and Business Experience

Director of the Company since October 2002, Chair of the Company’s Audit Committee since September 2006, a member of the Company’s Leadership and Compensation Committee since December 2002 and a member of the Company’s Nominating Committee since October 2008. Ms. Forlenza founded LC Forlenza CPA PC Advisory Services in 1987, providing strategic insight and expertise in global accounting and reporting, forensic accounting, auditing, foreign tax issues, turnarounds and litigation support to over 250 global clients in industries such as technology, real estate, entertainment, transportation and health and wellness. Ms. Forlenza has also previously served as Chief Financial Officer of Bierbaum-Martin, a foreign exchange firm. Ms. Forlenza is a Certified Public Accountant. She received a B.B.A. degree in Accounting from Iona College (1971), and a Certificate in Forensic Accounting from New York University in 2012. Ms. Forlenza attended the Harvard Executive Program for Board Governance and Audit in 2015 and the Harvard Executive Compensation Program in 2016.

Key Experience, Qualifications, Attributes and Skills

Ms. Forlenza satisfies the financial literacy requirements of Nasdaq, and the Company has determined that she is an “audit committee financial expert,” as defined by Item 407(d)(5) of Regulation S-K. A Certified Public Accountant and a former Chief Financial Officer, she has a background in accounting, audit, tax planning and foreign exchange planning, and she provides diversity of background and viewpoint.

Stewart R. Massey	Age: 69

Principal Occupation and Business Experience

Director of the Company since March 2009, Lead Independent Director since November 2025, Chair of the Company’s Leadership and Compensation Committee since June 2009, Chair of the Company’s Nominating Committee since June 2020 and a member of the Company’s Audit Committee since December 2013. Mr. Massey is General Partner of Stewart Massey Consulting LLC, a position he has held since May 2025. Through that entity he advises financial services firms and family offices on governance, investments and growth initiatives. Mr. Massey served as Founding Partner of Massey, Quick, Simon and Co. LLC, a provider of investment advisory and consulting services for endowments, foundations and wealthy families, from 2004 to September 2018. Prior to founding Massey, Quick in 2004 Mr. Massey had a 20 year career with Morgan Stanley & Co. performing various roles in the institutional securities division based out of New York, Hong Kong and Tokyo. Mr. Massey served as President and CEO of Robert Fleming, Inc. in 1997 and 1998 with regional responsibility for equity sales and trading, research, capital markets, investment banking, and asset management in the Americas. Mr. Massey holds a B.A. degree in History from The College of Wooster (1979), where he has served as a Trustee since 1987. As an Emeritus Trustee he serves on the Trustee and Governance, Finance and Investment committees. Mr. Massey also served on the investment committee of Hobart and William Smith Colleges from December 2010 to April 2023. Mr. Massey attended the Wharton School Corporate Governance: Maximize Your Effectiveness in the Boardroom certificate program in 2022.

Key Experience, Qualifications, Attributes and Skills

Mr. Massey has leadership experience as a Chief Executive Officer and a senior executive officer. He has financial management expertise, as well as compensation, mergers and acquisitions, investment advisory, board, corporate governance and international experience, and he provides diversity of background and viewpoint.

There are no family relationships between or among any nominees for director of the Company. Directors are elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified.

Vote Required

If a quorum is present or represented by proxy at the Meeting, directors will be elected at the meeting by a plurality of the votes present in person or represented by proxy at the Meeting and entitled to vote on the election of directors (i.e., the five nominees receiving the greatest number of votes “FOR” their election will be elected as directors). “Withheld” votes and broker non-votes are not considered votes cast “for” the foregoing purpose and will have no effect on the outcome of the proposal, but will be counted in determining whether there is a quorum for the Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED HEREIN.

CORPORATE GOVERNANCE MATTERS

Director Independence

The Board of Directors currently consists of five directors. The Board of Directors has determined that Daniel H. (Don) Callahan, Richard D. Clarke, Louise C. Forlenza and Stewart R. Massey are independent directors. The independent directors comprise a majority of the Board. The only director who is not independent is Jack S. Abuhoff, the Company’s Chairman and Chief Executive Officer. The Company defines independence as meeting the requirements to be considered as an independent director as set forth in the Nasdaq Listing Rule 5605(a)(2). To assist in determining director independence, the Board of Directors also considers any business relationship with any independent director, including any business entity with which any independent director is affiliated, to determine if there is any material relationship that would impair a director’s independence. In making its determination, the Board of Directors reviewed information provided by each of the directors and information otherwise gathered by the Company.

Board Leadership Structure

Chairman of the Board and Chief Executive Officer Positions

The Board of Directors believes that having a combined Chairman of the Board/Chief Executive Officer, independent directors with strong leadership and management experience, an independent director serving as the Lead Independent Director and Board of Directors committees being comprised solely of independent directors provides an effective and efficient leadership and oversight structure that is appropriate for the Company at the present time. The Chairman/ Chief Executive Officer has primary responsibility for managing the business. Combining the leadership role avoids duplication of efforts while strengthening the Chairman/ Chief Executive Officer’s ability to provide insight and direction on important strategic initiatives to both management and the independent directors.

Lead Independent Director

Stewart R. Massey currently serves as the Company’s Lead Independent Director. The principal responsibilities of the Lead Independent Director are to:

●	Schedule and preside over executive sessions of the independent directors;

●	Preside over Board of Directors meetings in the absence of the Chairman;

●	Provide input to the Chairman in the preparation of agendas for Board of Directors meetings; and

●	Enhance the effective functioning of the independent directors by facilitating communications and collaboration between and among them.

The Board’s Role in Risk Oversight

The Board of Directors believes that the goal of risk oversight is to identify and assess risks that may affect the Company’s ability to fulfill its business objectives and to formulate plans to mitigate potential effects. The Board of Directors administers its oversight function directly, through both its Audit Committee and Leadership and Compensation Committee, and through executive management of the Company, as follows:

●	Through Board of Directors discussions on general business strategy and risks that could drive tactical and strategic decisions in the near and long term;

●	Through the Audit Committee with respect to financial risks and other risks that may affect the financial situation of the Company, including risks related to cybersecurity;

●	Through the Leadership and Compensation Committee with respect to risks associated with executive compensation plans and arrangements;

●	Through executive management of the Company with respect to risks that may arise in the ordinary course of business, such as operational, managerial, business, legal, regulatory and reputational risks;

●	Through the Compliance Committee of the Company with respect to risks that may arise with respect to global compliance and ethical conduct;

●	Through the chief information security officer and head of global technology with respect to risks related to cyber security; and

●	Through the Chief Executive Officer via updates to the Board of Directors during Board of Directors meetings with respect to potential material risks identified by executive management, as is deemed appropriate based on the circumstances.

The Board of Directors believes the various roles of the board committees, compliance committee and executive management in risk oversight described above complement the Board of Directors’ leadership structure described above.

Meetings of the Board of Directors

The Board of Directors meets throughout the year on a set schedule. The Board of Directors also holds special meetings and acts by unanimous written consent from time to time as appropriate. The Board of Directors held five meetings during the year ended December 31, 2025. Each director attended at least 75% of all meetings of the Board of Directors and of the committees on which he or she served. The Company does not have a policy requiring incumbent directors and director nominees to attend the Company’s annual meeting of stockholders. All of the directors who were directors of the Company as of the date of last year’s annual meeting attended the 2025 Annual Meeting.

The Board of Directors meets in executive sessions without management, as needed, immediately prior to or during its regularly scheduled meetings. The Board of Directors also schedules executive sessions during the year for the independent directors only.

Committees of the Board of Directors

Audit Committee

The Board of Directors has a standing Audit Committee within the meaning of Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that is comprised of independent directors only. The Audit Committee operates under a written charter adopted by the Board of Directors. A copy of the charter is available on our website at www.innodata.com. Serving on the Committee are Ms. Forlenza and Messrs. Callahan and Massey, with Ms. Forlenza serving as Chair. The Board of Directors has determined that Ms. Forlenza is an “audit committee financial expert” as defined under the applicable rules of the SEC and has the requisite financial sophistication as defined under the applicable rules and regulations of Nasdaq. For a discussion of Ms. Forlenza’s relevant experience that qualifies her as an audit committee financial expert, refer to Proposal 1. Election of Directors above. The functions of the Audit Committee are, among other things, to make recommendations concerning the selection each year of, and to oversee the Company’s relationship with, the independent auditors of the Company, to assist the Board of Directors in fulfilling its oversight responsibilities relating to the quality and integrity of the Company's financial reports and financial reporting processes and systems of internal controls, to consider whether the Company's principal accountant’s provision of non-audit services is compatible with maintaining the principal accountant’s independence, to determine through discussions with the independent auditors whether any instructions or limitations have been placed upon them in connection with the scope of their audit, and to review and approve or reject any proposed related party transactions. To carry out its responsibilities, the Audit Committee met four times during the year ended December 31, 2025. The Company defines independence as meeting the standards to be considered as an independent director as set forth in Nasdaq Listing Rule 5605(a)(2), Nasdaq Listing Rule 5605(c)(2) and applicable SEC rules, and the Board of Directors has determined that all the members of the Audit Committee are "independent" in accordance therewith.

Leadership and Compensation Committee

The Company has a standing Leadership and Compensation Committee comprised of Messrs. Callahan and Massey and Ms. Forlenza, with Mr. Massey serving as Chair. The Leadership and Compensation Committee operates under a written charter adopted by the Board of Directors. A copy of the charter is available on our website at www.innodata.com. The function of the Leadership and Compensation Committee is to discharge the responsibilities of the Board of Directors regarding executive and director compensation, including determining and approving the compensation packages of the Company’s executive officers, including its Chief Executive Officer. The Leadership and Compensation Committee also reviews and approves stock option and other stock-based grants, such as restricted stock units and performance restricted stock units to non-executive officer employees. The Chief Executive Officer recommends to the Leadership and Compensation Committee proposed compensation for the executive officers other than the Chief Executive Officer. The Leadership and Compensation Committee may from time to time, as it deems appropriate and to the extent permitted under applicable law and regulations, form and delegate authority to subcommittees and to the officers of the Company. The Leadership and Compensation Committee engages the services of an independent compensation consultant on an as-needed basis to provide market data and advice regarding executive and director compensation and proposed compensation programs and amounts. Between June and December 2024 the Leadership and Committee engaged Frederic W. Cook & Co., Inc. (“Cook”), an independent compensation consultant, to supplement the guidance provided by Cook to the Leadership and Compensation Committee in October 2023 after conducting an independent review of the Company’s executive compensation program and non-employee director compensation program and analyzing how the Company’s executive compensation and non-employee director programs compare to the competitive market. In February 2025 the Leadership and Committee engaged Cook to provide updated guidance regarding independent director compensation. In October 2025 the Leadership and Compensation Committee engaged Cook to provide an executive compensation benchmarking analysis for the purpose of providing a competitive reference to pay levels for a company of Innodata’s size, and also requested Cook to provide background and considerations related to the potential design of performance share unit (“PSU”) awards for executive officers, as well as stock ownership guidelines for executive officers and directors.

Prior to engaging Cook the Leadership and Compensation Committee reviewed the firm’s qualifications and assessed its independence from management, taking into consideration the requirements of Nasdaq Listing Rule 5605(d)(3)(D), and any potential conflicts of interest. The Leadership and Compensation Committee retains the authority in its sole discretion to retain Cook, approve Cook’s compensation, determine the nature and the scope of its services, evaluate its performance, and terminate its engagement. To carry out its responsibilities, the Leadership and Compensation Committee met three times during the year ended December 31, 2025. The Company defines independence as meeting the standards to be considered as an independent director as set forth in the Nasdaq Listing Rule 5605(a)(2), and the Board of Directors has determined that all the members of the Leadership and Compensation Committee are "independent" as defined in the Nasdaq Listing Rule 5605(a)(2).

Nominating Committee

The Company has a standing Nominating Committee comprised of Mr. Massey, General (Retired) Clarke and Ms. Forlenza, with Mr. Massey serving as Chair. The Company does not have a Nominating Committee charter. The primary responsibilities of the Nominating Committee include assisting the Board of Directors in identifying and evaluating qualified candidates to serve as directors; recommending to the Board of Directors candidates for election or re-election to the Board of Directors or to fill vacancies on the Board of Directors; and assisting in attracting qualified candidates to serve on the Board of Directors. Director nominees are selected by approval of a resolution of the Board of Directors. All of the nominees recommended for election to the Board of Directors at the Meeting, with the exception of Mr. Callahan and General (Retired) Clarke, are directors standing for re-election. Mr. Callahan was recommended by a non-management director, and General (Retired) Clarke was recommended by the Company’s Chief Executive Officer. The Nominating Committee has a formal policy regarding the identification of director nominees. The process of the Nominating Committee for identifying nominees reflects the Company’s practice of re-nominating incumbent directors who continue to satisfy the Nominating Committee’s criteria for membership on the Board of Directors, whom the Nominating Committee believes continue to make important contributions to the Board of Directors and who consent to continue their service on the Board of Directors.  In identifying candidates for membership on the Board of Directors, the Nominating Committee takes into account all factors it considers appropriate, which may include (a) ensuring that the Board of Directors, as a whole, consists of individuals with diverse and relevant career experience, technical skills, education, industry knowledge and experience, financial expertise (including expertise that could qualify a director as an “audit committee financial expert,” as that term is defined by the rules of the SEC) and (b) minimum individual qualifications, including strength of character, mature judgment, familiarity with the Company's business and industry, independence of thought and an ability to work collegially. The Nominating Committee also may consider the extent to which the candidate would fill a present need on the Board of Directors. To carry out its responsibilities, the Nominating Committee met two times during the year ended December 31, 2025. The Company defines independence as meeting the standards to be considered as an independent director as set forth in the Nasdaq Listing Rule 5605(a)(2), and the Board of Directors has determined that all the members of the Nominating Committee are "independent" as defined in the Nasdaq Listing Rule 5605(a)(2). In 2025, the Company engaged with an organizational consulting and leadership advisory firm whose broad mandate included identifying potential candidates for the Company’s board of directors.

The Company's Amended and Restated By-laws (the “By-Laws”) include a procedure whereby its stockholders can nominate director candidates, as more fully described below under “Stockholder Proposals for the 2027 Annual Meeting.” The Board of Directors will consider director candidates recommended by the Company's stockholders in a similar manner as those recommended by members of management or other directors, provided the stockholder submitting such nomination has complied with the procedures set forth in the By-laws. To date, the Company has not received any recommended nominees from any non-management stockholder or group of stockholders who beneficially owns five percent or more of its voting stock.

Anti-Hedging Policy

The Company’s insider trading policy prohibits the Company’s employees, officers and directors and other persons covered by the Company’s insider trading policy from engaging in certain types of hedging transactions (such as zero-cost collars and forward sale contracts) and short sales involving the Company’s securities, from holding the Company’s securities in a margin account, and from pledging the Company’s securities as collateral for a loan.

Insider Trading Policy

The Company maintains an insider trading policy that governs the purchase, sale and other dispositions of the Company’s securities by its directors, officers and employees. The Company believes its insider trading policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and any applicable Nasdaq listing standards, and expressly prohibits these individuals from purchasing or selling our securities while in possession of material, non-public information, or otherwise using such information for their personal benefit. It is also the policy of the Company to comply with all applicable securities laws when transacting in its own securities. Our insider trading policy can be found as an exhibit to our most recent Annual Report on Form 10-K.

Policies and Practices Related to the Grant of Certain Equity Awards

The Company does not have a formal policy relating to the timing of awards of options in relation to the disclosure of material nonpublic information (“MNPI”). However, in practice the Company does not grant new awards of stock options, stock appreciation rights, or similar option-like instruments in anticipation of the release of MNPI or time the release of MNPI for the purpose of affecting the value of executive compensation. Accordingly, the Company has no specific policy or practice on the timing of such equity awards in relation to the disclosure of MNPI by the Company. In the event the Company determines to grant new awards of stock options, stock appreciation rights, or similar option-like instruments, the Board will evaluate the appropriate steps to take in relation to the foregoing.

Stockholder Communications with the Board of Directors

Generally, stockholders who have questions or concerns regarding the Company should contact our Investor Relations department at 201-371-8000. However, stockholders may communicate with the Board of Directors by sending a letter to: Board of Directors of Innodata Inc., c/o Corporate Secretary, 55 Challenger Road, Ridgefield Park, New Jersey 07660. Any communications must contain a clear notation indicating that it is a "Stockholder—Board Communication" or a "Stockholder—Director Communication" and must identify the author as a stockholder. The office of the Corporate Secretary will receive the correspondence and forward appropriate correspondence to the Chairman of the Board of Directors or to any individual director or directors to whom the communication is directed. The Company reserves the right not to forward to the Board of Directors any communication that is hostile, threatening, illegal, does not reasonably relate to the Company or its business, or is otherwise inappropriate. The office of the Corporate Secretary has authority to discard or disregard any inappropriate communication or to take any other action that it deems to be appropriate with respect to any inappropriate communications.

PROPOSAL 2. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Subject to ratification by the stockholders, the Board of Directors has appointed BDO India Services Private Limited (formerly known as BDO India LLP) as the independent auditors to audit the financial statements of the Company for the fiscal year ending December 31, 2026. BDO India Services Private Limited has served as the Company's auditors since August 24, 2020. A representative of BDO India Services Private Limited is expected to be present at the Meeting, available for appropriate questions at the Meeting, and will have the opportunity to make a statement if he or she so desires.

While stockholder ratification is not required by the Company’s Restated Certificate of Incorporation, as amended, By-Laws or otherwise, the Board of Directors is submitting the appointment of BDO India Services Private Limited to the stockholders for ratification as part of good corporate governance practice. In the event that the stockholders fail to ratify this appointment, the Board of Directors may appoint other independent auditors, upon the recommendation of the Audit Committee. Even if this appointment is ratified, the Board of Directors, in its discretion, may direct the appointment of a new independent accounting firm at any time during the year, if the Board of Directors believes that such a change would be in the best interest of the Company and its stockholders.

Vote Required

If a quorum is present or represented by proxy at the Meeting, the appointment of BDO India Services Private Limited as independent auditors requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Meeting and entitled to vote on the matter, meaning that the votes cast by the stockholders “for” the approval of the proposal must exceed the number of votes cast “against” the proposal plus abstentions. Abstentions will have the same effect as a vote “against” this proposal. Broker non-votes will not be considered as votes cast "for" or "against" this proposal and will therefore have no effect on the outcome of the vote for this proposal because under relevant Nasdaq rules this proposal is expected to be a “routine” matter. As such, brokers have discretion to vote shares with respect to this proposal, unless a stockholder directs their broker otherwise, and we do not expect broker non-votes with respect to this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF BDO INDIA SERVICES PRIVATE LIMITED, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AS AUDITORS FOR THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2026.

Fiscal 2025 and 2024 Accounting Firm Fee Summary

Set forth below is certain information concerning fees billed to the Company by BDO India Services Private Limited in respect of professional services rendered to the Company for the audit of the annual financial statements for the years ended December 31, 2025 and December 31, 2024; the reviews of the interim financial statements included in the Company’s Quarterly Reports on Form 10-Q for the periods within 2025 and 2024; related regulatory filings for periods within 2025 and 2024; and other services. The Audit Committee has determined that the provision of all services is compatible with maintaining the independence of BDO India Services Private Limited.

	2025 ($)	2024($)
Audit Fees	391,450	241,000
Audit-Related Fees	12,500	12,000
Tax Fees	—	—
All Other Fees	—	—

Audit fees consist of fees for the audit of the Company’s financial statements, the review of the interim financial statements included in the Company’s Quarterly Reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements.

Audit-Related fees consist of attestation services related to SOC 1 Type 2.

Audit Committee Pre-Approval Policy

All audit, audit-related services, tax services and other services provided by BDO India Services Private Limited must be pre-approved by the Audit Committee in one of two methods. Under the first method, the engagement to render the services would be entered into pursuant to pre-approval policies and procedures established by the Audit Committee, provided (i) the policies and procedures are detailed as to the services to be performed, (ii) the Audit Committee is informed of each service, and (iii) such policies and procedures do not include delegation of the Audit Committee's responsibilities under the Exchange Act to the Company's management. Under the second method, the engagement to render the services would be presented to and pre-approved by the Audit Committee (subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act that are approved by the Audit Committee prior to the completion of the audit). The Audit Committee may delegate to its Chair the authority to pre-approve otherwise permissible non-audit services, provided that any decision made pursuant to such delegation must be presented to the full Audit Committee for informational purposes at its next scheduled meeting. The Audit Committee considers, among other things, whether the provision of such audit or non-audit services is consistent with applicable regulations regarding maintaining auditor independence, whether the provision of such services would impair the independent registered public accounting firm's independence and whether the independent registered public accounting firm is best positioned to provide the most effective and efficient service.

REPORT OF THE AUDIT COMMITTEE

The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed with the SEC or subject to Regulation 14A promulgated under the Exchange Act or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Company specifically incorporates this report by reference therein.

The responsibilities of the Audit Committee, which are set forth in the Amended and Restated Audit Committee charter, include providing oversight to the Company’s financial reporting process through periodic meetings with the Company’s independent auditors and management to review accounting, auditing, internal control and financial reporting matters. The Audit Committee is also responsible for the appointment, compensation and oversight of the Company’s independent auditors. The management of the Company is responsible for the preparation and integrity of the financial reporting information and related systems of internal control. The Audit Committee, in carrying out its role, relies on the Company’s senior management, including senior financial management, and its independent auditors.

The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Audit Committee's amended and restated charter.

The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities relating to the quality and integrity of the Company's financial reports and financial reporting processes and systems of internal control. Management of the Company has primary responsibility for the Company's financial statements and the overall reporting process, including maintenance of the Company's system of internal controls. The Company retains independent auditors who are responsible for conducting independent audits of the Company's financial statements and internal control over financial reporting, if applicable, in accordance with standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and issuing report(s) thereon.

The Audit Committee has reviewed and discussed the Company’s consolidated audited financial statements as of and for the year ended December 31, 2025 with management and the independent auditors. The Audit Committee has discussed with the independent auditors the matters required to be discussed by the applicable requirements of the PCAOB. The independent auditors have provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with the auditors their independence from the Company. The Audit Committee has concluded that the independent auditors are independent from the Company and its management.

On the basis of the foregoing reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2025 for filing with the SEC.

Members of the Audit Committee

Louise C. Forlenza, Chair

Daniel H. (Don) Callahan

Stewart R. Massey

EXECUTIVE COMPENSATION

Overview of Executive Compensation Program

For the year ended December 31, 2025, we were a smaller reporting company and we have elected to comply with the scaled disclosure requirements afforded to smaller reporting companies under the Jumpstart Our Business Startups Act of 2012 for our executive compensation disclosure included in this Proxy Statement. In the following discussion of our executive compensation programs, we summarize the compensation awarded to our executive officers listed in the Summary Compensation Table for the most recently completed fiscal year.

Executive Compensation Objectives

The Leadership and Compensation Committee (the “Committee”) of the Board of Directors is responsible for overseeing and administering our executive compensation program and for establishing our executive compensation philosophy. The Committee applies key objectives in selecting the specific elements of compensation to pay to executive officers. The objectives of our compensation program are to:

●	Attract, motivate and retain qualified, talented and dedicated executives

●	Motivate executives to achieve business and financial objectives that will enhance stockholder value

●	Align the interests of our executives with the long-term interests of stockholders through stock-based incentives

●	Maintain a strong link between pay and performance by placing a significant portion of the executive’s total pay at risk

The Committee also reviews and considers:

●	Company performance, both separately and in relation to similar companies

●	The individual executive’s performance, experience and scope of responsibilities

●	Historical compensation levels and stock-based grants at the Company

●	Internal parity among executive officers

●	The recommendations of management

●	The recommendations of an independent compensation consultant, to the extent compensation consultants are utilized

●	Competitive market and peer company data

The Committee uses the following processes, procedures and resources to help it perform its responsibilities:

●	Executive sessions without management present to discuss various compensation matters, including the compensation of our Chief Executive Officer (“CEO”)

●	A periodic review of executive compensation and benefit programs for reasonableness and cost effectiveness

●	The recommendations of the CEO on compensation for the other executive officers

●	On an as-needed basis, the services of an independent compensation consultant

Competitive Benchmarking / Peer Group Analysis

Although the Company has no policy regarding the retention of independent consultants to conduct competitive benchmarking and/or a peer group analysis, it has, from time to time, engaged such consultants to assist the Committee in the review and determination of various compensation matters.

Between June and December 2024 the Committee engaged an independent compensation consultant, Frederic W. Cook & Co., Inc. (“Cook”) to supplement the guidance provided by Cook in October 2023 after conducting an independent review of the Company’s executive compensation program and non-employee director compensation program and analyzing how the Company’s executive compensation and non-employee director programs compare to the competitive market. The supplemental guidance was requested in the light of the Company’s performance during 2024 as compared to the prior year.

In October 2025 the Committee engaged Cook to provide an executive compensation benchmarking analysis for the purpose of providing a competitive reference to pay levels for a company of Innodata’s size. Cook’s analysis covered base salaries, target bonuses, equity compensation levels and total direct compensation. The competitive benchmarks used by Cook were based on a sample of 75 software companies with a $2.5 billion median market cap from a nationally recognized survey. The median market cap was chosen based on the Company’s $2.5 billion market cap on October 27, 2025. The Committee also requested Cook to provide background and considerations related to the potential design of performance share unit (“PSU”) awards for executive officers, as well as stock ownership guidelines for executive officers and directors.

Components of the Executive Compensation Program

The primary elements of the Company’s Executive Compensation Program are described below. The Committee does not use a pre-set formula to allocate a percentage of total compensation to each compensation component, and the percentage of total compensation allocated to each compensation component varies among the executive officers.

Base Salary

The base salaries of our executive officers are designed to attract and retain a high performing and dedicated leadership team. The Committee reviews the performance evaluations and salary recommendations provided to the Committee by the CEO for each executive officer other than himself. Increases to the CEO’s base salary are determined by the Committee without a recommendation by Company management. Adjustments to base salary take into consideration the Company’s financial performance, and are determined based on the individual’s responsibility level, performance, contribution and length of service, as well as competitive market data and competitive benchmarks provided by Cook and any requirements set forth in the executive officer’s employment agreement. In December 2025, the Committee increased the base salaries of the named executive officers effective January 1, 2026, as set forth below.

Name	Base Salary Prior to Increase ($)	January 2026 Base Salary ($)	Amount of Increase ($)	Percent Increase (%)
Jack S. Abuhoff	551,250	636,276	85,026	15
Marissa B. Espineli	289,800	350,000	60,200	21
Ashok Mishra	441,000	500,000	59,000	13
Rahul Singhal	441,000	500,000	59,000	13

Performance-Based Cash Incentives

Performance-based cash incentives provide the Company with a means of rewarding performance based upon the attainment of corporate financial goals, individual goals, and individual accomplishments and contributions to the Company. The Committee reviews the Company’s financial performance and individual performance, accomplishments and contributions, as well as recommendations provided to the Committee by the CEO for each executive officer other than the CEO. Cash incentives may be paid pursuant to an incentive compensation plan or as cash bonuses.

Based on the Company’s performance in the year ended December 31, 2025, and on each executive officer’s individual accomplishments and contributions towards the Company’s performance in 2025, and after considering the competitive benchmarks provided by Cook, in April 2026 the Committee awarded the following cash bonuses to named executive officers for the year ended December 31, 2025: $1,301,137 to Mr. Abuhoff, $342,013 to Ms. Espineli, $867,425 to Mr. Mishra, and $867,425 to Mr. Singhal.

Stock-Based Incentives

The Company views stock-based incentives as a critical component of its executive compensation program. The Committee believes stock-based incentives align the executive officers’ interests with those of stockholders in building stockholder value over the long term by tying a significant percentage of compensation to be realized by the executive officers to changes in stockholder value over the long term. The Committee also believes that stock-based incentives offer executive officers an incentive for the achievement of superior performance over time and foster the retention of key management personnel. The value of stock-based incentives the Committee awards each executive officer is based on his or her relative position, responsibilities and performance, including anticipated future performance, potential and responsibilities, and performance over the previous fiscal year, to the extent applicable. For awards to executive officers other than the Chief Executive Officer, the Committee also takes into account the recommendation of the Chief Executive Officer. The Committee also reviews and considers prior stock-based grants made to each executive officer.

In December 2025, the Committee awarded stock-based incentives in the form of restricted stock units (“RSUs”) and performance RSUs (“PRSUs”) to the executive officers. The target value of the stock-based incentives was weighted 50% in the form of RSUs and 50% in the form of PRSUs, and the PRSUs were weighted 50% to a financial performance objective, year-over year revenue growth and Adjusted EBITDA (the “Financial Performance Objective”) and 50% to a relative total shareholder return (“TSR”) performance objective, percentile Company TSR performance vs. comparator group (the “Relative TSR Performance Objective”). The target value of the stock-based incentives was based on the factors set forth above as well as on the competitive benchmarks provided by Cook.

The RSUs are settled in shares of the Company’s common stock upon satisfaction of service-based vesting conditions, and in the case of PRSUs, the applicable performance-based vesting conditions in addition to the service-based vesting condition. These awards serve the Company’s retention objectives as the executive officers must generally remain in continuous service with the Company throughout the multi-year vesting periods to fully earn the awards. In addition, since the value of these awards fluctuates with changes in the value of the underlying shares, they serve as an incentive that aligns the interests of the executive officers with the long-term interests of the Company’s stockholders. In particular, the PRSUs are specifically designed to motivate the Company’s executive officers to achieve performance targets set by the Committee. The Committee believes this further aligns interests with the Company’s stockholders in driving long-term company performance and growth in value. Together, RSUs and PRSUs are important tools to motivate and retain the Company’s executive officers, since the value of the awards is delivered to the executive officers over a three-year period, subject to their continued service.

Name	RSUs (#)	PRSUs (Target Number of Shares) (#)	Total Target Value at Grant Date ($)
Jack S. Abuhoff	100,098	100,098	10,199,986
Marissa B. Espineli	13,074	13,074	1,332,241
Ashok Mishra	43,179	43,178	4,399,889
Rahul Singhal	43,179	43,178	4,399,889

The RSUs vest in three equal installments on December 31, 2026, December 31, 2027 and December 31 2028.

The performance period for the PRSUs with a Financial Performance Objective is January 1, 2026 through December 31, 2026. The PRSUs with a Financial Performance Objective performance vest on the date the Company determines the level of achievement of the Financial Performance Objective. The PRSUs that performance vest will time vest in three equal installments on the date the Company determines the achievement of the financial performance objective, December 31, 2027 and December 31, 2028, subject to continued service with the Company by the executive officer through such dates.

The performance period for the PRSUs with a Relative TSR Performance Objective is January 1, 2026 through December 31, 2028. PRSUs with Relative TSR Performance Objective performance vest on December 31, 2028 subject to continued service with the Company by the executive officer through such date.

Executive Officers will earn and become vested in the number of PRSUs with respect to the Target Number of Shares in the chart above based on the actual performance level achieved with respect to the Financial Performance Objective and the Relative TSR Performance Objective, subject to the satisfaction of the applicable service condition.

Name	PRSU Performance Objective	Threshold (# of Shares) (1); (2)	Target (# of Shares)	Maximum (# of Shares) (3)
Jack S. Abuhoff	Financial Performance Objective	25,025	50,049	100,098
	Relative TSR Performance Objective	12,512	50,049	100,098

Marissa B. Espineli	Financial Performance Objective	3,269	6,537	13,074
	Relative TSR Performance Objective	1,634	6,537	13,074

Ashok Mishra	Financial Performance Objective	10,795	21,589	43,178
	Relative TSR Performance Objective	5,397	21,589	43,178

Rahul Singhal	Financial Performance Objective	10,795	21,589	43,178
	Relative TSR Performance Objective	5,397	21,589	43,178

(1)	Linear interpolation applies between the performance levels described above.

(2)	The threshold payout is 50% of the target number of shares for the Financial Performance Objective and 25% of the target number of shares for the Relative TSR Performance Objective. No payout will be made for performance below the respective threshold performance levels.

(3)	The maximum payout is 200% of the target number of shares.

Benefits and Perquisites

The Company offers retirement, health, life, and disability benefits, as well as medical and dependent care reimbursement plans to all full-time employees. These plans do not discriminate in scope, terms or operation in favor of executive officers. In addition, in the year ended December 31, 2025, the Company reimbursed Mr. Abuhoff $7,859 for the cost of life and disability insurance premiums and related taxes pursuant to his employment agreement and provided Mr. Mishra a benefit of $68,700 for an apartment rental.

Severance and Change-of-Control

The Company uses severance and change-of-control agreements to attract and retain qualified, talented and dedicated executives and to help the Company remain competitive in the marketplace.

Results of 2025 Advisory Vote on Executive Compensation

At the 2025 Annual Meeting of Stockholders held in June 2025, the Company’s stockholders approved the 2024 compensation of the Company’s named executive officers by 94% of the votes cast. The Company considered these results when making decisions about its compensation practices for the year ended December 31, 2025. The Leadership and Compensation Committee values the stockholder feedback provided through the vote, as well as the feedback regarding Company performance received through conversations with stockholders after the vote. The Leadership and Compensation Committee will continue to review the Company’s executive compensation programs to assure that the compensation of the named executive officers remains consistent with the objectives stated above under “Overview of Executive Compensation Program” and reflective of the Company’s financial performance.

EXECUTIVE officers

Set forth below is information concerning the Company’s current named executive officers.

Name	Age	Position
Jack S. Abuhoff	65	Chairman and Chief Executive Officer
Marissa B. Espineli	62	Interim Chief Financial Officer
Ashok Mishra	71	Executive Vice President and Chief Operating Officer
Rahul Singhal	51	President and Chief Revenue Officer

Jack S. Abuhoff, Chairman and Chief Executive Officer. Please see “Proposal 1. Election of Directors” for Mr. Abuhoff’s background and business experience.

Marissa B. Espineli has been the Company’s Interim Chief Financial Officer since March 2022. Ms. Espineli has been the Company’s Vice President, Finance and Corporate Controller since January 2012, and has been part of the Company’s Finance team since 2000. Ms. Espineli holds a Bachelor of Science in Business Administration-Finance and Accounting from the University of the East (1984) and is a Certified Public Accountant.

Ashok Mishra has been the Company’s Executive Vice President and Chief Operating Officer since January 2007. Prior to 2007, Mr. Mishra held senior level positions with the Company and its subsidiaries for more than nine years. Mr. Mishra has served as Senior Vice President since May 2004, after serving as Vice President, Project Delivery from October 2001 through April 2004. Prior thereto, Mr. Mishra served as Assistant Vice President, Project Delivery from November 2000 to September 2001, and as General Manager and Head of the Facility of the Company’s India operations from 1997 to October 2000. Mr. Mishra holds a Bachelor of Technology degree in Mechanical Engineering from Pantnagar University (1976). He also has Component Manufacturing Technical Training from Alcatel France (1985) and completed a condensed MBA course from Indian Institute of Management Bangalore (1995).

Rahul Singhal has been the Company’s President since November 2025, Chief Revenue Officer since January 2022, and the Company’s Chief Product Officer from January 2019 to November 2025. Prior to joining the Company in 2019, Mr. Singhal spent more than a decade at IBM, where he held a series of leadership roles of increasing responsibility, culminating in his position as Program Director for IBM Watson Platform APIs. Following his tenure at IBM, he served as Chief Product Officer at Equals3.AI, an AI-powered knowledge management platform. Mr. Singhal also served as an Adjunct Professor in New York City, teaching courses in competitive strategy and experimental design. Mr. Singhal holds a Bachelor of Engineering in mechanical engineering from the College of Engineering, Pune (1995) and a MBA from McGill University (2000).

The Company’s executive officers are appointed by, and serve at the discretion of, our Board of Directors. There are no family relationships between or among any of the Company’s executive officers and there are no arrangements or understandings between our executive officers and any other persons pursuant to which our named executive officers were appointed as officers.

SUMMARY COMPENSATION TABLE

The following table sets forth, for the periods indicated, all of the compensation awarded to, earned by or paid to the Company’s “named executive officers” for the fiscal year ended December 31, 2025.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)		Option Awards ($)		All Other Compensation ($)		Total ($)
Jack S. Abuhoff Chairman and Chief Executive Officer	2025	544,688	1,301,137	(1)	10,199,986	(2)	—		7,859	(3)	12,053,670
	2024	518,750	1,000,000	(4)	2,580,600	(5)	2,592,800	(6)	8,600	(7)	6,700,750

Marissa B. Espineli Interim Chief Financial Officer	2025	280,350	342,013	(1)	1,332,241	(2)	—		—		1,954,604
	2024	249,000	378,000	(4)	774,180	(5)	777,840	(6)	—		2,179,020

Ashok Mishra Executive Vice President and Chief Operating Officer	2025	435,750	867,425	(1)	4,399,889	(2)	—		68,700	(8)	5,771,764
	2024	415,000	1,000,000	(4)	2,580,600	(5)	2,592,800	(6)	11,400	(9)	6,599,800

Rahul Singhal President and Chief Revenue Officer (10)	2025	435,750	867,425	(1)	4,399,889	(2)	—		—		5,703,064

(1)	Represents a cash bonus awarded by the Leadership and Compensation Committee in April 2026 based on the Company’s performance in 2025, and each executive officer’s individual accomplishments and contributions towards the Company’s performance in 2025.

(2)	Represents the dollar amount of the aggregate grant date fair value of RSUs and PRSUs granted in 2025. The aggregate grant date fair value is based on the closing market price of the Company’s Common Stock on the date of grant, which was $50.95 on December 31, 2025. On December 31, 2025 Messrs. Abuhoff, Mishra and Singhal and Ms. Espineli were granted 100,098, 43,178, 43,178 and 13,074 RSUs, respectively. The RSUs vest in three equal installments on December 31, 2026, December 31, 2027 and December 31, 2028. On December 31, 2025 Messrs. Abuhoff, Mishra and Singhal and Ms. Espineli were granted 50,049, 21,589, 21,589 and 6,537 PRSUs, respectively, with a Financial Performance Objective, and 50,049, 21,589, 21,589 and 6,537 PRSUs, respectively, with a Relative TSR Performance Objective. The PRSUs with a Financial Performance Objective performance vest on the date the Company determines the level of achievement of the Financial Performance Objective. The PRSUs that performance vest will time vest in three equal installments on the date the Company determines the achievement of the financial performance objective, December 31, 2027 and December 31, 2028, subject to continued service with the Company by the executive officer through such dates. The PRSUs with Relative TSR Performance Objective performance vest on December 31, 2028 subject to continued service with the Company by the executive officer through such date.

(3)	Represents the cost of employer-provided executive life and disability insurance in the amount of $6,150, and reimbursement for related federal and state income taxes in the amount of $1,709.

(4)	Represents a cash bonus awarded by the Leadership and Compensation Committee in March 2025 based on the Company’s performance in 2024, and each executive officer’s individual accomplishments and contributions towards the Company’s performance in 2024.

(5)	Represents the dollar amount of the aggregate grant date fair value of RSUs granted in 2024. The aggregate grant date fair value is based on the closing market price of the Company’s Common Stock on the date of grant, which was $43.01 on December 20, 2024. On December 20, 2024 each of Messrs. Abuhoff and Mishra were granted 60,000 RSUs and Ms. Espineli was granted 18,000 RSUs. The RSUs vest in three equal installments on December 20, 2025, December 20, 2026 and December 20, 2027.

(6)	Represents the dollar amount of the aggregate grant date fair value of stock options granted in 2024. The aggregate grant date fair value is the amount the Company expects to expense in its financial statements over the award’s vesting schedule. This amount reflects the Company’s accounting expense and does not correspond to the actual value that will be realized by the named executive officer. For stock options, the grant date fair value is calculated using the Black-Scholes option pricing model and is based on the value of the option on the grant date, which was $32.41 on December 20, 2024. For information on the valuation assumptions, see Note 11 in the Notes to Consolidated Financial Statements filed with the Annual Report on Form 10-K for the year ended December 31, 2024. On December 20, 2024 each of Messrs. Abuhoff and Mishra were granted options to purchase 80,000 shares of Common Stock, and Ms. Espineli was granted an option to purchase 24,000 shares of Common Stock. The option has an exercise price equal to $43.01, and the options vest in three equal installments on December 20, 2025, December 20, 2026 and December 20, 2027.

(7)	Represents the cost of employer-provided executive life and disability insurance in the amount of $6,150, and reimbursement for related federal and state income taxes in the amount of $2,450.

(8)	Represents the cost of an employer provided apartment rental in 2025.

(9)	Represents the cost of an employer-provided apartment rental in November and December 2024.

(10)	Mr. Singhal was appointed as President of the Company in November 2025.

Narrative Disclosure to Summary Compensation Table

Employment Agreements

Jack S. Abuhoff

On March 25, 2009, the Company and Mr. Abuhoff, currently the Chairman and Chief Executive Officer of the Company, executed an employment agreement with an effective date of February 1, 2009 (as amended on July 11, 2011, November 6, 2025 and March 9, 2026, the “Agreement”). The Agreement will continue until terminated by the Company or Mr. Abuhoff.

The Agreement provides for: annual base salary compensation of $424,350 subject to cost of living adjustments and annual discretionary increases as determined by the Company’s Board of Directors; additional cash incentive or bonus compensation for each calendar year determined by the Leadership and Compensation Committee of the Board of Directors in its discretion and conditioned on the attainment of certain quantitative objectives to be established by the Leadership and Compensation Committee with a target bonus of not less than 60% of Mr. Abuhoff’s base salary for the year; and stock options and/or other equity-based and/or non-equity-based awards and incentives as determined by the Leadership and Compensation Committee in its sole and absolute discretion. The Agreement also provides for indemnification, insurance and other fringe benefits, and contains confidentiality, non-compete and non-interference provisions. From April 2012 to April 2024, Mr. Abuhoff’s annual base salary was $500,000. In April 2024, Mr. Abuhoff’s annual base salary was increased to $525,000, and in March 2025 Mr. Abuhoff’s annual base salary was increased to $551,250 effective as of April 1, 2025. In December 2025, Mr. Abuhoff’s base salary was increased to $636,276, and his target bonus was increased to not less than 100%, effective January 1, 2026.

In the event Mr. Abuhoff is terminated by the Company other than for cause (as defined in the Agreement), death or disability, or Mr. Abuhoff resigns his employment with the Company for good reason (as defined in the Agreement), Mr. Abuhoff is entitled to receive (i) an amount equal to 200% of his (A) base salary and (B) the greater of his most recently declared bonus (as defined in the Agreement) or the average of his three most recently declared bonuses to be paid in substantially equal payments over a period of 24 months; (ii) the continuation of his (and as applicable, his dependents’) medical and dental insurance until the earlier of the end of the maximum applicable COBRA coverage period or for the 24 month period immediately following Mr. Abuhoff’s termination (and if the COBRA period is shorter than the applicable 24 month period, pay to Mr. Abuhoff an amount equal to the monthly cost charged by the Company for COBRA coverage during the period beginning upon the expiration of the maximum COBRA coverage period and the end of the 24 month continuation period); (iii) the continuation of his life and long-term disability insurance for the 24 month period immediately following Mr. Abuhoff’s termination; (iv) payment of up to six weeks’ accrued but unused vacation; and (v) the removal of any vesting, transfer, lock-up, performance or other restrictions or requirements on his stock options and other equity-based and non-equity-based awards and incentives. Equity-based and non-equity-based awards with tiered performance metrics and payouts for which the performance period has not yet ended will be considered to have met 100% of the payout target of such award. If Mr. Abuhoff’s employment is terminated upon his death, his estate will receive payment of his base salary through the date of termination, a pro-rated bonus based on his performance of his objectives through the date of termination, and payment of up to six weeks of any accrued but unused vacation. If Mr. Abuhoff’s employment is terminated for disability he will receive payment of his base salary for a 90-day period following the date of termination, a pro-rated bonus based on active duty with the Company and conditioned on attainment of certain quantitative objectives, and payment of up to six weeks of any accrued but unused vacation. If Mr. Abuhoff’s employment is terminated for cause, Mr. Abuhoff will receive his base salary through the date of termination, and payment of up to six weeks of any accrued but unused vacation. Under the terms of the Agreement, Mr. Abuhoff’s receipt of the benefits described above is conditioned upon his entry into a separation agreement and general release, and an agreement, for a 12-month period following termination of his employment, not to compete or interfere with the Company, and not to employ or retain the services of an employee of the Company. In the event Mr. Abuhoff is terminated by the Company coincident with or following a change-of-control (as defined in the Agreement), Mr. Abuhoff is entitled to receive (i) an amount equal to 300% of his (A) base salary and (B) the greater of his most recently declared bonus (as defined in the Agreement) or the average of his three most recently declared bonuses, in either case to be paid in a lump sum payout within 30 days of the date of his termination; (ii) the continuation of his (and as applicable, his dependents’) medical and dental insurance until the earlier of the end of the maximum applicable COBRA coverage period or for the 36-month period immediately following Mr. Abuhoff’s termination (and if the COBRA period is shorter than the applicable 36-month period, pay to Mr. Abuhoff an amount equal to the monthly cost charged by the Company for COBRA coverage during the period beginning upon the expiration of the maximum COBRA coverage period and the end of the 36-month continuation period); and (iii) the continuation of his life and long-term disability insurance for the 36-month period immediately following Mr. Abuhoff’s termination; and (iv) the removal of any vesting, transfer, lock-up, performance or other restrictions or requirements on his stock options and other equity and non-equity-based awards and incentives. Equity-based and non-equity-based awards with tiered performance metrics and payouts for which the performance period has not yet ended will be considered to have met 100% of the payout target of such award.

In the event Mr. Abuhoff is a “specified employee” as defined in Section 409A of the Code at the time of his termination of employment, the payments referenced above (for both change-of-control and other than upon change-of-control) shall be delayed until the date that is six months and one day following his termination of employment (or, if earlier, the earliest other date as is permitted under Section 409A of the Code). The amount payable on such date shall include all amounts that would have been payable to Mr. Abuhoff prior to that date but for the application of Section 409A and the remaining payments shall be made in substantially equal installments until fully paid. Notwithstanding the foregoing, the six month delay shall not apply to any such payments made (A) during the short term deferral period set forth in Treasury Regulation Section 1.409A-1(b)(4), or (B) after said short term deferral period, payable solely on account of an involuntary separation from service (as defined in Section 409A of the Code) and in an amount less than the Section 409A Severance Exemption Amount. The Agreement also provides for potential tax gross-up payments in respect of taxes, penalties and/or interest that may be incurred by Mr. Abuhoff under Section 409A of the Code.

Marissa B. Espineli

Ms. Espineli, the Company’s Interim Chief Financial Officer, is employed by the Company as an employee-at-will pursuant to an offer of employment dated September 2001. Ms. Espineli’s annual base salary was $240,000 as of April 1, 2022 and she is eligible to receive an annual performance-based bonus granted at the discretion of the Company. The offer of employment also provides for health insurance benefits, vacation and other benefits to which the Company’s full-time employees are entitled. Additionally, contemporaneous with the offer of employment, the Company and Ms. Espineli entered into an agreement containing customary confidentiality, non-solicitation and invention assignment provisions, which apply during and after Ms. Espineli’s employment with the Company. In April 2024, Ms. Espineli’s annual base salary was increased to $252,000, and in March 2025 Ms. Espineli’s annual base salary was increased to $289,800 effective as of April 1, 2025. In December 2025, Ms. Espineli’s base salary was increased to $350,000, and her target bonus was increased to not less than 50%, effective as of January 1, 2026.

Ashok Mishra

On January 1, 2007, the Company and Mr. Mishra, the Executive Vice President and Chief Operating Officer of the Company, entered into a three-year agreement with an effective date of January 1, 2007 whereby the Company agreed to cause one or more of its wholly-owned subsidiaries to offer employment to Mr. Mishra. Mr. Mishra’s agreement automatically renews for one-year periods unless the Company either provides a notice of non-renewal by June 30 of the then-current term or the Company and Mr. Mishra execute a new agreement prior to the end of the then-current term. The agreement provides for annual base compensation of $175,000 per annum, subject to annual reviews for discretionary annual increases and incentive compensation pursuant to an incentive compensation plan. The agreement also provides for insurance and other fringe benefits, and contains confidentiality, non-compete and non-interference provisions. In August 2018, the Company and Mr. Mishra amended the agreement to provide that Mr. Mishra would be jointly employed by the Company and one of its wholly-owned subsidiaries. From April 2022 to April 2024, Mr. Mishra’s annual base salary was $400,000. In April 2024, Mr. Mishra’s annual base salary was increased to $420,000, and in March 2025 Mr. Mishra’s annual base salary was increased to $441,000 effective as of April 1, 2025. In December 2025, Mr. Mishra’s base salary was increased to $500,000, and his target bonus was increased to not less than 75%, effective January 1, 2026.

Pursuant to Mr. Mishra’s agreement, if the agreement is terminated without cause (as defined in Mr. Mishra’s employment agreement) or by Mr. Mishra with good reason (as defined in Mr. Mishra’s employment agreement), he will be entitled to his base salary for 12 months following the date of his termination or resignation with good reason, any earned but unpaid incentive compensation, and payment for up to six weeks of any accrued but unused vacation. If the agreement is terminated due to Mr. Mishra’s death, his estate will receive payment of his base salary through the date of termination, any earned but unpaid incentive compensation, and payment for up to six weeks of any accrued but unused vacation. If the agreement is terminated due to Mr. Mishra’s disability he will receive payment of his base salary for a 90-day period following the date of termination, any earned but unpaid incentive compensation, and payment for up to six weeks’ accrued but unused vacation. If the agreement is terminated for cause (as defined in Mr. Mishra’s employment agreement), Mr. Mishra will receive his base salary through the date of termination, and payment for up to six weeks of any accrued but unused vacation. Under the terms of Mr. Mishra’s employment agreement, Mr. Mishra’s receipt of the benefits described above is conditioned upon his entry into a separation agreement and general release, and an agreement not to compete with the Company for a 12-month period following termination of his employment, and not to solicit the customers of the Company or to solicit or employ the services of an employee of the Company for a 24-month period following termination of employment.

Rahul Singhal

Through December 31, 2025 Mr. Singhal, the Company’s President and Chief Revenue Officer, was employed by the Company as an employee-at-will pursuant to an offer of employment dated September 23, 2020 (the “Employment Letter”). Mr. Singhal’s annual base salary was $441,000 and he was eligible to receive an annual performance-based bonus based 50% on the financial performance of the Company and 50% on the business plan execution milestones defined by the Company, and annual stock option grants. The Employment Letter also provided for health insurance benefits, vacation and other benefits to which the Company’s full-time employees are entitled. Additionally, contemporaneous with the Employment Letter, the Company and Mr. Singhal entered into an agreement containing customary confidentiality, non-solicitation and invention assignment provisions, which apply during and after Mr. Singhal’s employment with the Company. Pursuant to the Employment Letter, if Mr. Singhal’s employment was terminated without cause, coincident with or within 12 months of a change in control, or by Mr. Singhal with good reason (as set forth in the Employment Letter), he would have been entitled to 12-months of his base salary to be paid in pro-rata equal installments in accordance with the Company’s regular payroll, reimbursement for his out-of-pocket costs of COBRA for a 12-month period, and any earned bonus (as defined in the Employment Letter).

On March 9, 2026, the Company and Mr. Singhal, the President and Chief Revenue Officer of the Company, executed an employment agreement with an effective date of January 1, 2026 (the “Agreement”). The Agreement will continue until terminated by the Company or Mr. Singhal.

The Agreement provides for: annual base salary compensation of $500,000 subject to annual discretionary increases as determined by the Company’s Leadership and Compensation Committee of the Board of Directors; additional cash bonus compensation for each calendar year determined by the Leadership and Compensation Committee of the Board of Directors in its discretion and conditioned on the attainment of certain quantitative objectives to be established by the Leadership and Compensation Committee with a target bonus of not less than 75% of Mr. Singhal’s base salary for the year; and equity-based and/or non-equity-based awards and incentives as determined by the Leadership and Compensation Committee in its sole and absolute discretion. The Agreement also provides for indemnification, insurance and other fringe benefits, and contains confidentiality, non-compete and non-interference provisions.

In the event Mr. Singhal is terminated by the Company other than for cause (as defined in the Agreement), death or disability, or Mr. Singhal resigns his employment with the Company for good reason (as defined in the Agreement), Mr. Singhal is entitled to receive (i) an amount equal to 200% of his (A) base salary and (B) the greater of his most recently declared bonus (as defined in the Agreement) or the average of his three most recently declared bonuses to be paid in substantially equal payments over a period of 24 months; (ii) the continuation of his (and as applicable, his dependents’) medical and dental insurance until the earlier of the end of the maximum applicable COBRA coverage period or for the 24 month period immediately following Mr. Singhal’s termination (and if the COBRA period is shorter than the applicable 24 month period, pay to Mr. Singhal an amount equal to the monthly cost charged by the Company for COBRA coverage during the period beginning upon the expiration of the maximum COBRA coverage period and the end of the 24 month continuation period); (iii) the continuation of his life and long-term disability insurance for the 24 month period immediately following Mr. Singhal’s termination; (iv) payment of up to six weeks’ accrued but unused vacation; and (v) the removal of any vesting, transfer, lock-up, performance or other restrictions or requirements on his equity-based and non-equity-based awards and incentives. Equity-based and non-equity-based awards with tiered performance metrics and payouts for which the performance period has not yet ended will be considered to have met 100% of the payout target of such award. If Mr. Singhal’s employment is terminated upon his death, his estate will receive payment of his base salary through the date of termination, a pro-rated bonus based on his performance of his objectives through the date of termination, and payment of up to six weeks of any accrued but unused vacation. If Mr. Singhal’s employment is terminated for disability he will receive payment of his base salary for a 90-day period following the date of termination, a pro-rated bonus based on active duty with the Company and conditioned on attainment of certain quantitative objectives, and payment of up to six weeks of any accrued but unused vacation. If Mr. Singhal’s employment is terminated for cause, Mr. Singhal will receive his base salary through the date of termination, and payment of up to six weeks of any accrued but unused vacation. Under the terms of the Agreement, Mr. Singhal’s receipt of the benefits described above is conditioned upon his entry into a separation agreement and general release, and an agreement, for a 12-month period following termination of his employment, not to compete or interfere with the Company, and not to employ or retain the services of an employee of the Company. In the event Mr. Singhal is terminated by the Company coincident with or following a change-of-control (as defined in the Agreement), Mr. Singhal is entitled to receive (i) an amount equal to 300% of his (A) base salary and (B) the greater of his most recently declared bonus (as defined in the Agreement) or the average of his three most recently declared bonuses, in either case to be paid in a lump sum payout within 30 days of the date of his termination; (ii) the continuation of his (and as applicable, his dependents’) medical and dental insurance until the earlier of the end of the maximum applicable COBRA coverage period or for the 36-month period immediately following Mr. Singhal’s termination (and if the COBRA period is shorter than the applicable 36-month period, pay to Mr. Singhal an amount equal to the monthly cost charged by the Company for COBRA coverage during the period beginning upon the expiration of the maximum COBRA coverage period and the end of the 36-month continuation period); and (iii) the continuation of his life and long-term disability insurance for the 36-month period immediately following Mr. Singhal’s termination; and (iv) the removal of any vesting, transfer, lock-up, performance or other restrictions or requirements on his equity and non-equity-based awards and incentives. Equity-based and non-equity-based awards with tiered performance metrics and payouts for which the performance period has not yet ended will be considered to have met 100% of the payout target of such award.

In the event Mr. Singhal is a “specified employee” as defined in Section 409A of the Code at the time of his termination of employment, the payments referenced above (for both change-of-control and other than upon change-of-control) shall be delayed until the date that is six months and one day following his termination of employment (or, if earlier, the earliest other date as is permitted under Section 409A of the Code). The amount payable on such date shall include all amounts that would have been payable to Mr. Singhal prior to that date but for the application of Section 409A and the remaining payments shall be made in substantially equal installments until fully paid. Notwithstanding the foregoing, the six month delay shall not apply to any such payments made (A) during the short term deferral period set forth in Treasury Regulation Section 1.409A-1(b)(4), or (B) after said short term deferral period, payable solely on account of an involuntary separation from service (as defined in Section 409A of the Code) and in an amount less than the Section 409A Severance Exemption Amount. The Agreement also provides for potential tax gross-up payments in respect of taxes, penalties and/or interest that may be incurred by Mr. Singhal under Section 409A of the Code.

Outstanding Equity Awards at fiscal year-end 2025

The following table summarizes the outstanding equity awards held by each named executive officer as of December 31, 2025.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Jack S. Abuhoff	400,000	—		1.24	7/31/2029	40,000	(2)	2,038,000
	400,000	—		1.42	6/4/2030	100,098	(3)	5,099,993
	80,000	—		7.24	8/1/2031	50,049	(4)	2,549,997
	832,926	—		4.99	3/9/2032	50,049	(5)	2,549,997
	160,000	—		3.41	10/6/2032	—		—
	26,666	53,334	(1)	43.01	12/19/2034	—		—
Total	1,899,592	53,334				240,196		12,237,987

Marissa B. Espineli	20,000	—		1.11	7/16/2028	12,000	(2)	611,400
	11,667	—		3.41	10/6/2032	13,074	(3)	666,120
	8,000	16,000	(1)	43.01	12/19/2034	6,537	(4)	333,060
						6,537	(5)	333,060
Total	39,667	16,000				38,148		1,943,640

Ashok Mishra	242,901	—		4.99	3/9/2032	40,000	(2)	2,038,000
	26,666	53,334	(1)	43.01	12/19/2034	43,179	(3)	2,199,970
						21,589	(4)	1,099,960
						21,589	(5)	1,099,960
Total	269,567	53,334				126,357		6,437,890

Rahul Singhal	26,667	—		3.41	10/6/2032	40,000	(2)	2,038,000
	26,666	53,334	(1)	43.01	12/19/2034	43,179	(3)	2,199,970
						21,589	(4)	1,099,960
						21,589	(5)	1,099,960
Total	53,333	53,334				126,357		6,437,890

(1)	Granted on December 20, 2024. The stock options vest in three equal installments beginning one year from the date of grant. The unvested portion will vest in two equal installments on December 20, 2026 and December 20, 2027.

(2)	Represents RSUs granted on December 20, 2024. The restricted stock units vest in three equal installments beginning one year from date of grant. The unvested portion will vest in two equal installments on December 20, 2026 and December 20, 2027, and will be settled into shares of Innodata Inc.'s Common Stock upon vesting. The closing market price of the Company’s Common Stock on December 31, 2025 was $50.95.

(3)	Represents RSUs granted on December 31, 2025. The restricted stock units vest in three equal installments beginning one year from date of grant. The unvested portion will vest in three equal installments on December 31, 2026, December 31, 2027 and December 31, 2028, and will be settled into shares of Innodata Inc.'s Common Stock upon vesting. The closing market price of the Company’s Common Stock on December 31, 2025 was $50.95.

(4)	Represents PRSUs granted on December 31, 2025 with a Financial Performance Objective. The PRSUs will performance vest on the date the Company determines the level of achievement of the Financial Performance Objective. The PRSUs that performance vest will time vest in three equal installments on the date the Company determines the achievement of the financial performance objective, December 31, 2027 and December 31, 2028. The closing market price of the Company’s Common Stock on December 31, 2025 was $50.95.

(5)	Represents PRSUs granted on December 31, 2025 with a Relative TSR Performance Objective. The PRSUs will performance vest on December 31, 2028. The closing market price of the Company’s Common Stock on December 31, 2025 was $50.95.

Potential Payments Upon Termination or Change-OF-Control

Estimated Termination or Change-of-Control Benefits at Year-End 2025

The following table summarizes the estimated value of payments to each of the named executive officers assuming different termination events occurred as of December 31, 2025.

Name	Cash Compensation ($)	Stock-based Compensation ($)	Welfare Benefits ($)	Aggregate Payments ($)
Jack S. Abuhoff
Termination for cause	—	—	63,606	63,606
Termination without cause (1)	3,691,649	12,661,458	173,507	16,526,614
Change-of-Control (2)	5,537,474	12,661,458	228,458	18,427,390
Death	1,301,137	—	63,606	1,364,743
Disability	1,437,309	—	63,606	1,500,915

Marissa B. Espineli
Termination for cause	—	—	22,292	22,292
Termination without cause (1)	—	—	22,292	22,292
Death	—	—	22,292	22,292
Disability	—	—	22,292	22,292

Ashok Mishra
Termination for cause	—	—	15,385	15,385
Termination without cause (1)	435,750	—	15,385	451,135
Death	—	—	15,385	15,385
Disability	108,937	—	15,385	124,322

Rahul Singhal
Termination for cause	—	—	33,923	33,923
Termination without cause (1)	435,750	6,861,361	83,069	7,380,180
Change-of-Control (3)	435,750	6,861,361	83,069	7,380,180
Death	—	—	83,069	83,069
Disability	—	—	83,069	83,069

(1)	Includes resignation by the executive with good reason.

(2)	Assumes the Company’s termination of the executive’s employment coincident with or following a change-of-control (as described below).

(3)	Assumes the Company’s termination of the executive’s employment coincident with or within twelve months following a change-of-control (as described below).

Payments on Change-of-Control

Jack S. Abuhoff

Pursuant to Mr. Abuhoff’s employment agreement, a change-of-control shall be deemed to have occurred as of the earliest of any of the following events:

●	The closing of a transaction by the Company or any person (other than the Company, any subsidiary of the Company or any employee benefit plan of the Company or of any subsidiary of the Company) (a “Person”), together with all “affiliates” and “associates” (within the meanings of such terms under Rule 12b-2 of the Exchange Act) of such Person, shall be the beneficial owner of thirty percent (30%) or more of the Company’s then-outstanding voting stock (“Beneficial Ownership”);

●	A change in the constituency of the Board such that, during any period of thirty-six (36) consecutive months, at least a majority of the entire Board shall not consist of Incumbent Directors. For purposes of this Paragraph 5(c)(ii), “Incumbent Directors” shall mean individuals who at the beginning of such thirty-six (36) month period constitute the Board, unless the election or nomination for election by the shareholders of the Company of each such new director was approved by a vote of a majority of the Incumbent Directors;

●	The closing of a transaction involving the merger, consolidation, share exchange or similar transaction between the Company and any other corporation other than a transaction which results in the Company’s voting stock immediately prior to the consummation of such transaction continuing to represent (either by remaining outstanding or by being converted into voting stock of the surviving entity) at least two-thirds (2/3rds) of the combined voting power of the Company’s or such surviving entity’s outstanding voting stock immediately after such transaction;

●	The closing of a transaction involving the sale or disposition by the Company (in one transaction or a series of transactions) of all or substantially all of the Company’s assets; or

●	A plan of liquidation or dissolution of the Company goes into effect.

Upon the Company’s termination of Mr. Abuhoff’s employment coincident or following a change-of-control, Mr. Abuhoff will receive:

●	300% of his base salary to be paid in a lump sum payout within 30 days of the date of his termination;

●	300% of the greater of his most recently declared bonus (as defined) or the average of his three most recently declared bonuses to be paid in a lump sum payout within 30 days of the date of his termination;

●	Continuation of his (and as applicable, his dependents’) medical and dental insurance until the earlier of the end of the maximum applicable COBRA coverage period or for the 36-month period immediately following Mr. Abuhoff’s termination (and if the COBRA period is shorter than the applicable 36-month period, pay Mr. Abuhoff an amount equal to the monthly cost charged by the Company for COBRA coverage during the period beginning upon the expiration of the maximum COBRA coverage period and the end of the 36-month continuation period);

●	Continuation of his life and long-term disability insurance for the 36-month period immediately following Mr. Abuhoff’s termination;

●	The removal of any vesting, transfer, lock-up, performance or other restrictions or requirements on his stock options and other equity-based and non-equity-based awards and incentives; and

●	Payment of up to six weeks’ accrued but unused vacation.

Upon the occurrence of a change-of-control without a termination of Mr. Abuhoff’s employment, Mr. Abuhoff will receive:

●	The removal of any vesting, transfer, lock-up, performance or other restrictions or requirements on his stock options and other equity-based and non-equity-based awards and incentives.

Rahul Singhal

Pursuant to Mr. Singhal’s Employment Letter with the Company that was in effect as of December 31, 2025, a change-of-control shall be deemed to have occurred as of the earliest of any of the following events:

●	The beneficial ownership (as defined in Rule l 3d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of securities representing more than 50% of the combined voting power of the Company is acquired by any "person" as defined in sections 13(d) and 14(d) of the Exchange Act (other than the Company, any subsidiary of the Company, or any trustee or other fiduciary holding securities under an employee benefit plan of the Company);

●	The merger or consolidation of the Company with or into another corporation where the shareholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule l 3d-3 under the Exchange Act), directly or indirectly, shares representing in the aggregate 50% or more of the combined voting power of the securities of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any) in substantially the same proportion as their ownership of the Company immediately prior to such merger or consolidation; or

●	The sale or other disposition of all or substantially all of the Company's assets to an entity, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned directly or indirectly by shareholders of the Company, immediately prior to the sale or disposition, in substantially the same proportion as their ownership of the Company immediately prior to such sale or disposition.

Upon the Company’s termination of Mr. Singhal’s employment coincident with or within twelve-months following a change-of-control, Mr. Singhal will receive:

●	12-months of his base salary to be paid in pro-rata equal installments in accordance with the Company’s regular payroll;

●	Any earned bonus, defined as any payment under an applicable incentive plan in respect of which all conditions and contingencies under such plan have been met as the date of termination of his most recently declared bonus (as defined) or the average of his three most recently declared bonuses to be paid in a lump sum payout within 30 days of the date of his termination;

●	Reimbursement for his out-of-pocket costs of COBRA for a 12-month period;

●	The removal of any vesting, transfer, lock-up, performance or other restrictions or requirements on his stock options and other equity-based and non-equity-based awards and incentives; and

Upon the occurrence of a change-of-control without a termination of Mr. Singhal’s employment, Mr. Singhal will receive:

●	The removal of any vesting, transfer, lock-up, performance or other restrictions or requirements on his stock options and other equity-based and non-equity-based awards and incentives.

QUALIFICATION BY REFERENCE

The matters described in the sections titled "Narrative Disclosure to Summary Compensation Table" and "Potential Payments Upon Termination or Change-of-Control" are qualified in their entirety by reference to agreements previously filed by the Company in reports with the SEC.

PAY VERSUS PERFORMANCE

The following table provides information regarding fiscal years ended December 31, 2025, 2024, 2023 and 2022 in satisfaction of Item 402(v) of Regulation S‑K.

Year	Summary Compensation Table Total for PEO ($) (1)	Compensation Actually Paid to PEO ($) (2); (3)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers ($) (4)	Average Compensation Actually Paid to Non-PEO Named Executive Officers ($) (2); (5)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return ($)	Net Income (Loss) ($)
2025	12,053,670	16,148,354	4,476,477	7,123,669	875.43	32,181,298
2024	6,700,750	33,186,894	4,389,410	11,293,466	679.04	28,660,007
2023	958,698	6,633,775	515,000	2,109,996	139.86	(908,512)
2022	3,628,930	2,080,789	1,205,981	801,723	51.03	(11,934,107)

(1)	The amounts in this column reflect the amounts reported in the “Total” column of the Summary Compensation Table for Mr. Abuhoff, the Company’s Chairman and Chief Executive Officer.

(2)	“Compensation Actually Paid” as set forth in this column is calculated in accordance with the Rules set forth under Item 402(v) of Regulation S-K and does not reflect the actual amounts earned or that may be earned by the applicable NEO.

(3)	The amounts deducted or added in calculating the equity award adjustments required under Item 402(v) are set forth in the following table. For the periods covered, no individual awards were granted and vested in the same year, no dividends or other earnings were paid on outstanding and unvested awards, and no equity awards were forfeited in the current year. For the periods covered there were no defined benefit or actuarial pension plan amounts reported in the Summary Compensation Table and as such the table below does not reflect any adjustments for such items. The valuation assumptions used to calculate fair values are consistent with those used in our disclosures of fair value as of the grant date.

	Year
	2025	2024	2023	2022
Summary Compensation Table Total for PEO ($)	12,053,670	6,700,750	958,698	3,628,930
Exclusion of Current Year Stock Awards and Option Awards at Grant Date Fair Value ($)	(10,199,986)	(5,173,400)	—	(2,820,112)
Add Year-End Fair Value of Equity Awards Granted During the Year that are Outstanding and Unvested at Year End ($)	10,199,986	4,722,400	—	1,573,700
Changes in Fair Value of Awards Granted in Prior Years from Prior Year End to Current Year End of Outstanding and Unvested Awards ($)	976,615	26,737,775	4,363,758	(445,030)
Changes in Fair Value from End of Prior Year to Vesting Date of Unvested Equity Awards that Vested in Current Year ($)	3,118,069	199,369	1,311,319	143,301
Total Equity Award Adjustments ($) (subtotal)	4,094,684	26,486,144	5,675,077	(1,548,141)
Compensation Actually Paid to PEO ($)	16,148,354	33,186,894	6,633,775	2,080,789

(4)	The amounts in this column reflect the amounts reported in the “Total” column of the Summary Compensation Table for the Company’s NEOs, excluding Mr. Abuhoff. The NEOs included for purposes of computing the amounts in this column include Ms. Espineli and Messrs. Mishra and Singhal for calendar year 2025, and Ms. Espineli and Mr. Mishra for calendar years 2024, 2023 and 2022.

(5)	The amounts deducted or added in calculating the equity award adjustments required under Item 402(v) are set forth in the following table. For the periods covered, no individual awards were granted and vested in the same year, no dividends or other earnings were paid on outstanding and unvested awards, and no equity awards were forfeited in the current year. For the periods covered there were no defined benefit or actuarial pension plan amounts reported in the Summary Compensation Table and as such the table below does not reflect any adjustments for such items. The valuation assumptions used to calculate fair values are consistent with those used in our disclosures of fair value as of the grant date.

	Year
	2025	2024	2023	2022
Average Summary Compensation Table Total for Non-PEO NEOs ($)	4,476,477	4,389,410	515,000	1,205,981
Exclusion of Current Year Stock Awards and Option Awards at Grant Date Fair Value ($)	(3,377,340)	(3,362,710)	—	(765,326)
Add Year-End Fair Value of Equity Awards Granted During the Year that are Outstanding and Unvested at Year End ($)	3,377,340	3,069,560	—	443,193
Changes in Fair Value of Awards Granted in Prior Years from Prior Year End to Current Year End of Outstanding and Unvested Awards ($)	748,738	6,969,110	1,216,321	(103,239)
Changes in Fair Value from End of Prior Year to Vesting Date of Unvested Equity Awards that Vested in Current Year ($)	1,898,454	228,096	378,675	21,114
Total Equity Award Adjustments ($) (subtotal)	2,647,192	6,904,056	1,594,996	(404,258)
Average Compensation Actually Paid to Non-PEO NEOs ($)	7,123,669	11,293,466	2,109,996	801,723

Pay Versus Performance Graphic Description.

In accordance with Item 402(v) of Regulation S-K, we are providing the following graphic descriptions of the relationships between (i) compensation actually paid to the PEO and the NEOs other than the PEO, and total shareholder return (“TSR”); and (ii) compensation actually paid to the PEO and the NEOs other than the PEO, and net income (loss).

DIRECTOR COMPENSATION FOR 2025

Summary Director Compensation Table

The following table sets forth information regarding compensation paid to non-executive directors during the fiscal year ended December 31, 2025 for service as a director.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)		Total ($)
Daniel H. (Don) Callahan (1)	11,667	104,512	(3)	116,179
Richard D. Clarke (1)	11,667	104,512	(3)	116,179
Louise C. Forlenza	75,000	179,959	(4)	254,959
Stewart R. Massey	75,000	179,959	(4)	254,959
Nauman (Nick) Toor (2)	87,083	179,959	(4)	267,042
Total	260,417	748,901		1,009,318

(1)	Mr. Callahan and General (Retired) Clarke were elected to serve as directors of the Company effective as of November 6, 2025.

(2)	Mr. Toor resigned as a director of the Company effective as of November 6, 2025.

(3)	Represents the grant date fair value of 1,673 RSUs granted on November 11, 2025. The RSUs vest 100% on the earlier to occur of (i) one year from the date of grant, and (ii) the date of the Company’s 2026 annual meeting of stockholders, and will be settled into shares of Innodata’s Common Stock upon vesting date of grant.

(4)	Represents the grant date fair value of 3,943 RSUs units granted on June 5, 2025. The RSUs vest 100% on the earlier to occur of (i) one year from the date of grant, and (ii) the date of the Company’s 2026 annual meeting of stockholders, and will be settled into shares of Innodata’s Common Stock upon vesting.

Narrative Disclosure to Director Compensation Table

In 2025, each non-employee director, other than the non-employee Chairman of the Board of Directors, was compensated at the rate of $75,000 per annum, payable in twelve equal monthly installments, plus out-of-pocket expenses for each Board of Directors meeting they attended, and the non-employee Chairman of the Board of Directors was compensated at the rate of $95,000 per annum, payable in twelve equal monthly installments, plus out-of-pocket expenses for each Board of Directors meeting he attended. Directors do not receive any compensation for serving as a chairperson or member of a committee of the Board of Directors. Employees who are directors receive no compensation for serving on the Board of Directors.

On June 5, 2025 each of Ms. Forlenza and Messrs. Massey and Toor were granted 3,943 RSUs. The RSUs vest 100% on the earlier to occur of (i) one year from date of grant, and (ii) the date of the Company’s 2026 annual meeting of stockholders, and will be settled into shares of Innodata’s Common Stock upon vesting.

On November 11, 2025 each of Mr. Callahan and General (Retired) Clarke were granted 1,673 RSUs. The RSUs vest 100% on the earlier to occur of (i) one year from date of grant, and (ii) the date of the Company’s 2026 annual meeting of stockholders, and will be settled into shares of Innodata’s Common Stock upon vesting.

The grant date fair value of the RSUs granted to each director was based on the updated guidance regarding independent director compensation provided by Frederick W. Cook, independent compensation consultants, to the Leadership and Compensation Committee in February 2025.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 15, 2026, certain information regarding the beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of the Company's Common Stock based upon the most recent information available to the Company for (i) each person known by the Company to own beneficially more than five (5%) percent of the Company's outstanding Common Stock, (ii) each director and nominee for director of the Company, (iii) each of the Company’s named executive officers, and (iv) all named executive officers and directors of the Company as a group. Unless otherwise indicated, each stockholder's address is c/o the Company, 55 Challenger Road, Ridgefield Park, New Jersey 07660.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class (%)
Directors and Nominees
Jack S. Abuhoff	3,240,048	(2)	9.4
Daniel H. (Don) Callahan	1,673	(3)	*
Richard D. Clarke	1,673	(4)	*
Louise C. Forlenza	171,943	(5)	*
Stewart R. Massey	110,205	(6)	*

Named Executive Officers (who are not also directors)
Marissa B. Espineli	67,681	(7)	*
Ashok Mishra	364,746	(8)	1.1
Rahul Singhal	181,312	(9)	*

All Executive Officers and Directors as a Group (8 persons)	4,139,281	(10)	11.8

Known Beneficial Holders of More Than 5%
BlackRock, Inc. 50 Hudson Yards New York, NY 10001	1,857,799	(11)	5.7

* Less than 1%.

(1)	Unless otherwise indicated, (i) each person has sole investment and voting power with respect to the shares indicated; and (ii) the shares indicated are currently outstanding shares. For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares as of a given date which such person has the right to acquire within 60 days after such date. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any security that such person or persons has the right to acquire within 60 days after such date is deemed to be outstanding for the purpose of computing the percentage ownership of such person or persons, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Subject to the foregoing, the percentages are calculated based on 32,655,008 shares outstanding as of April 15, 2026.

(2)	Includes currently exercisable options to purchase 1,899,592 shares of Common Stock, and 140,098 RSUs.

(3)	Includes 1,673 RSUs.

(4)	Includes 1,673 RSUs.

(5)	Includes currently exercisable options to purchase 168,000 shares of Common Stock, and 3,943 RSUs.

(6)	Includes indirect ownership of 21,000 shares of Common Stock, currently exercisable options to purchase 60,000 shares of Common Stock, and 3,943 RSUs.

(7)	Includes currently exercisable options to purchase 39,667 shares of Common Stock, and 25,074 RSUs.

(8)	Includes currently exercisable options to purchase 269,567 shares of Common Stock, and 83,179 RSUs.

(9)	Includes currently exercisable options to purchase 53,333 shares of Common Stock, and 83,179 RSUs.

(10)	Includes currently exercisable options to purchase 2,490,159 shares of Common Stock, and 342,762 RSUs.

(11)	Based on Schedule 13G filed on January 29, 2024 with the SEC. BlackRock, Inc. beneficially owns and has the sole power to dispose or direct the disposition of 1,857,799 shares of Common Stock, and has the sole power to vote or direct the vote of 1,844,312 of these shares of Common Stock.

PROPOSAL 3. APPROVAL ON A NON-BINDING, ADVISORY BASIS THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act") enables stockholders to vote to approve, on an advisory and non-binding basis, the compensation of the Company’s named executive officers. Accordingly, you will be asked at the Meeting to approve the following resolution:

“RESOLVED, that the Company’s stockholders approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Securities and Exchange Commission Regulation S-K, in the Proxy Statement for the Company’s 2026 Annual Meeting of Stockholders.”

The Company’s executive compensation program is designed to attract, motivate and retain individuals with the skills required to formulate and drive the Company’s strategic direction and achieve annual and long-term performance goals necessary to create stockholder value. Consistent with this philosophy, a significant percentage of the total compensation opportunity for each executive officer is based on measurable financial performance of the Company on an annual basis, and on the performance of the Company’s stock on a long-term basis.

The Executive Compensation section of this Proxy Statement as well as the compensation tables and related narrative that follows it provides detailed information on the Company’s executive compensation programs and the compensation of the Company’s named executive officers.

Although this vote is non-binding, the Board of Directors and the Leadership and Compensation Committee value the opinion of the stockholders and will consider the outcome of the vote when making future compensation decisions.

Vote Required

If a quorum is present or represented by proxy at the Meeting, the compensation of the named executive officers will be approved, on a non-binding, advisory basis, if it receives the affirmative vote of a majority of the shares present in person or represented by proxy at the Meeting and entitled to vote on the matter, meaning that the votes cast by the stockholders “for” the approval of the proposal must exceed the number of votes cast “against” the proposal plus abstentions. Abstentions will have the same effect as a vote “against” this proposal. Broker non-votes will not be considered as votes cast “for” or “against” this proposal, and will therefore have no effect on the outcome of the vote for this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL, ON A NON-BINDING, ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

PROPOSAL 4. APPROVAL OF THE AMENDED AND RESTATED INNODATA INC. EQUITY COMPENSATION PLAN

We are asking stockholders to approve the Amended and Restated Innodata Inc. Equity Compensation Plan, which is referred to herein as the “Amended Equity Plan”, a full copy of which is attached to this Proxy Statement as Appendix A and is incorporated in this proposal by reference. The summary of the Amended Equity Plan included in this Proposal is not intended to be a complete description and is qualified in its entirety by the actual text of the Amended Equity Plan attached to this Proxy Statement.

The Amended Equity Plan amends and restates the Innodata Inc. 2021 Equity Compensation Plan, as amended and restated (the “2021 Equity Plan”). The 2021 Equity Plan was originally approved by our Board on April 8, 2021 and approved by our stockholders on June 8, 2021 (the “Original Effective Date”) and was amended and restated effective as of April 11, 2022 (the “April 2022 Amendment Effective Date”). Our Board of Directors approved the Amended Equity Plan on April 20, 2026, subject to approval by our stockholders (the date of such approval, the “Amendment Effective Date”).

The Amended Equity Plan, as described herein, is being amended and restated to (i) increase the maximum aggregate number of shares of Common Stock that may be issued or transferred under the Amended Equity Plan by 600,000 new shares of Common Stock, (ii) modify the share counting with respect to shares of Common Stock subject to the grant of Stock Awards, Stock Units, or Other Stock-Based Awards under the Amended Equity Plan, (iii) extend the term of the Amended Equity Plan to ten years from the Amendment Effective Date, and (iv) make additional enhancements to the terms of the Amended Equity Plan to reflect changes in market practice and provide the Company with additional flexibility. The amendments to the Amended Equity Plan only apply as of the Amendment Effective Date. Awards that are granted prior to the Amendment Effective Date will be governed by the terms of the 2021 Equity Plan that was in effect at the time the award was granted, including with respect to the share counting provisions.

The Company’s named executive officers and directors have an interest in this proposal as each of them is eligible to receive grants under the Amended Equity Plan.

Amended Equity Plan

The purpose of the Amended Equity Plan is to attract, motivate and retain highly qualified officers, directors, employees and other individuals. We believe that the Amended Equity Plan is necessary so that the Company can continue to further these objectives by providing these individuals, in many cases as a core component of their compensation with the Company, with an opportunity to acquire a direct proprietary interest in the future success of the Company. As a result, we believe the Amended Equity Plan is critical to closely align the interests of the participants in the Amended Equity Plan with those of our stockholders.

As of March 31, 2026, 750,986 shares of Common Stock remain available for issuance under the 2021 Equity Plan. The increase to the maximum number of shares that may be issued or transferred under the Amended Equity Plan by 600,000 new shares of Common Stock will mean that, as of the Amendment Effective Date, the number of shares of Common Stock authorized under the Amended Equity Plan will be the sum of (i) 600,000 shares plus (ii) 750,986 shares of Common Stock minus (iii) any shares of Common Stock that are granted under the 2021 Equity Plan after March 31, 2026 but prior to the Amendment Effective Date. As of March 31, 2026, the closing price on Nasdaq Global Market per share of Common Stock was $38.62.

Key Features of the Amended Equity Plan

●	Minimum Vesting Requirements. Subject to certain limited exceptions, awards granted under the Amended Equity Plan will be subject to the same minimum vesting period of one year that was applicable to grants under the 2021 Equity Plan.

●	Director Limits. The Amended Equity Plan maintains the annual limits on the aggregate value of awards that may be granted to non-employee directors from the 2021 Equity Plan.

●	No repricing or grant of discounted stock options or SARs. The Amended Equity Plan does not permit the repricing of options or SARs either by amending an existing award or by substituting a new award at a lower price. The Amended Equity Plan prohibits the granting of stock options or SARs with an exercise price less than the fair market value of the Common Stock on the date of grant.

●	No single-trigger acceleration. The Amended Equity Plan does not provide for automatic acceleration of the vesting of awards in connection with a change in control of the company.

●	Non-discretionary treatment upon change in control. The Amended Equity Plan hardwires treatment of awards in connection with a change in control of the company unless outstanding awards are not assumed or substituted by the surviving entity in the change in control.

●	Dividends. We do not pay dividends or dividend equivalents on stock options or SARs. The Amended Equity Plan prohibits payment of dividends or dividend equivalents on unvested awards of restricted stock units or other stock-based awards until the underlying awards have vested.

●	No Liberal Share Recycling Provisions. The Amended Equity Plan prohibits the re-use of shares withheld or delivered to satisfy the exercise price of a stock option or SAR or to satisfy tax withholding requirements. The Amended Equity Plan also prohibits “net share counting” upon the exercise of stock options or SARs and prohibits the re-use of shares purchased on the open market with the proceeds of option exercises.

●	No Evergreen. The Amended Equity Plan does not contain an “evergreen” share reserve, meaning that the shares of Common Stock reserved for awards are fixed by number rather than by reference to a percentage of our total outstanding shares of Common Stock.

●	Applicable Clawback Policies. The Amended Equity Plan provides that all awards granted under the Amended Equity Plan will be subject to any clawback or recoupment policies approved or implemented by the Board or a committee thereof, including the clawback policy that the Company adopted pursuant to requirements of the Nasdaq Global Market.

●	Independent Committee Administration. The Amended Equity Plan will be administered by an independent committee of the Board.

Determination of Shares to be Available for Issuance

Our Board of Directors believes that our executive compensation program, and particularly the granting of equity awards, allows us to align the interests of officers, directors, employees and other individuals who are selected to receive awards with the long-term interests of our stockholders. Our Board of Directors believes that awards to be granted pursuant to the Amended Equity Plan are a vital component of our compensation program and, accordingly, that it is important that an appropriate number of shares of stock be authorized for issuance under the Amended Equity Plan.

If this Proposal 4 is approved by our stockholders at the Annual Meeting, the maximum aggregate number of new shares of Common Stock that may be issued under the Amended Equity Plan with respect to awards granted on or after the Amendment Effective Date is the sum of (i) 600,000 shares plus (ii) 750,986 shares of Common Stock, which is the number of shares of Common Stock that are authorized under the 2021 Equity Plan as of March 31, 2026, minus (iii)  any shares of Common Stock that are granted pursuant to awards under the 2021 Equity Plan after March 31, 2026 but prior to the Amendment Effective Date. The aggregate number of shares that may be issued under the 2021 Equity Plan is subject to adjustments under the 2021 Equity Plan, as described in “Adjustments” below. If the Amended Equity Plan is approved by our stockholders, it will replace the 2021 Equity Plan and no further awards will be granted under the 2021 Equity Plan.

In determining the number of shares to reserve for issuance under the Amended Equity Plan, we considered many factors, including our share availability under the 2021 Equity Plan, our historical grant levels or “burn rate” and our projected burn rate under the Amended Equity Plan, as well as the potential costs and benefits to our stockholders of the share request for 600,000 new shares for grant under the Amended Equity Plan.

Dilution Analysis

The table below shows our potential dilution (often referred to as overhang) levels based on the shares of our Common Stock outstanding combined with our total equity awards outstanding, the shares currently available for grant under the 2021 Equity Plan, and our proposal for 600,000 new shares of our Common Stock to be available for awards under the Amended Equity Plan. The 600,000 new shares represent potential dilution of approximately 2% of the Total Potential Overhang plus Shares of Common Stock Outstanding as of March 31, 2026, as described in the table below. We believe that this number of shares of Common Stock under the Amended Equity Plan represents a reasonable amount of potential equity dilution, which will allow us to continue granting equity awards in furtherance of our performance-based compensation practices, the Company’s objectives and the goals of our equity compensation program.

Potential Overhang as of March 31, 2026 with 600,000 New Shares
Stock Options Outstanding of March 31, 2026	2,912,399
Weighted Average Exercise Price of Stock Options Outstanding as of March 31, 2026	$7.06
Weighted Average Remaining Term of Stock Options Outstanding as of March 31, 2026	5.47
Outstanding Time-Based Restricted Stock Units (“RSUs”) and Performance-Based RSUs as of March 31, 2026, granted under the 2021 Equity Plan after the April 2022 Amendment Effective Date(1)(2)	1,152,644
Total Equity Awards Outstanding as of March 31, 2026(3)	4,065,043
Shares Available for Grant under the 2021 Equity Plan as of March 31, 2026(4)	750,986
New Shares Requested	600,000
Total Potential Overhang of the Amended Equity Plan(1)(5)	5,416,029
Shares of Common Stock Outstanding as of March 31, 2026	32,655,008
Total Potential Overhang plus Shares of Common Stock Outstanding as of March 31, 2026	38,071,037
Potential Dilution of 600,000 new shares as a Percentage of the sum of Total Potential Overhang plus Shares of Common Stock Outstanding as of March 31, 2026	2%

(1)	To the extent that shares underlying time-based RSUs and Performance Based RSUs (“Full Value Awards”) outstanding on the Amendment Effective Date return to the Amended Equity Plan after the Amendment Effective Date, they will return to the plan on the same basis and pursuant to the same ratio as they were originally deducted from the authorized share pool.
(2)	Full Value Awards granted between the April 2022 Amendment Effective Date and the Amendment Effective Date have reduced, and will prior to the Amendment Effective Date reduce, the share reserve by 1.5 shares for every one share underlying the award, and following the Amendment Effective Date would return to the Amended Equity Plan on the same basis. Value assumes maximum performance applicable to Performance-Based RSUs.
(3)	Represents the sum of shares underlying outstanding options and Full Value Awards as of March 31, 2026. Value assumes maximum performance applicable to Performance-Based RSUs and share recycling provisions described above.
(4)	Any shares that remain available for awards under the 2021 Equity Plan will be available under the Amended Equity Plan, if approved, as of the Amendment Effective Date. If the Amended Equity Plan is approved, following the Amendment Effective Date, no further awards will be granted under the 2021 Equity Plan
(5)	“Total Potential Overhang” reflects the sum of: (i) shares issuable upon exercise of stock options outstanding as of March 31, 2026; (ii) shares subject to Full Value Awards outstanding as of March 31, 2026 assuming return to the Amended Equity Plan pursuant to the applicable share counting described above; (iii) shares available for grant under the 2021 Equity Plan as of March 31, 2026; and (iv) the newly requested 600,000 shares.

Based on our current equity award practices, we estimate that the authorized shares under the Amended Equity Plan may be sufficient to provide us with an opportunity to grant equity awards for approximately one year, in amounts determined appropriate by the Leadership and Compensation Committee of the Board of Directors (the “Committee”), which will administer the Amended Equity Plan. This is only an estimate, and circumstances could cause the share reserve to be used more quickly or more slowly. These circumstances include, but are not limited to, the future price of shares of our Common Stock, the type of equity instruments we issue as long-term incentive compensation, any change to our compensation program that involves a different percentage mix of equity-based compensation compared to cash-based compensation, payouts of performance-based awards in excess of target in the event of superior performance, hiring activity, and promotions.

Burn Rate

The table below sets forth the following information regarding the awards granted under the 2021 Equity Plan: (i) the burn rate for each of the last three calendar years and (ii) the average burn rate over the last three calendar years. The burn rate for a year has been calculated as follows:

(i)	the number of stock options and Full Value Awards granted in the applicable year divided by

(ii)	the weighted average number of shares of our Common Stock outstanding for the applicable year.

For completeness, we have also included in the table below a burn rate calculation based on the number of stock options granted divided by the weighted average number of shares of our Common Stock outstanding for the applicable year.

Element	2023	2024	2025	Three-Year Average
Stock Options granted	28,000	268,500	-	98,833
Total Full Value Awards granted	49,756	549,079	844,130	480,988
Total Full Value Awards and Stock Options granted	77,756	817,579	844,130	579,822
Weighted Average Number of Shares of Common Stock Outstanding as of December 31	28,131,309	29,162,989	31,781,755	29,692,018
Burn Rate	0.3%	2.8%	2.7%	2.0%

The burn rate means that we used a three-year average of 2% of the weighted average shares outstanding for stock option and Full Value Awards granted over the past three years under the existing Equity Plans.

Summary of Amended and Restated Innodata Inc. Equity Compensation Plan

Type of Awards

The Amended Equity Plan provides for the issuance of stock options (including non-statutory stock options and incentive stock option), stock appreciation rights (referred to as “SARs”), restricted stock, restricted stock units (referred to as “RSUs”), and other stock-based awards to officers, employees, non-employee directors, independent contractors and consultants of the Company or its subsidiaries.

Purpose and Types of Awards

The purpose of the Amended Equity Plan is to attract and retain employees, non-employee directors and consultants, and advisors. The Amended Equity Plan provides for the issuance of incentive stock options, non-qualified stock options, stock awards, stock units, SARs, and other stock-based awards. The Amended Equity Plan is intended to provide an incentive to participants to contribute to our economic success by aligning the economic interests of participants with those of our stockholders.

Administration

The Amended Equity Plan will be administered by the Committee, and the Committee will determine all of the terms and conditions applicable to awards made under the Amended Equity Plan. Our Committee will also determine who will receive grants under the Amended Equity Plan and the number of shares of Common Stock that will be subject to grants. Our Committee will determine and adopt terms, guidelines, and provisions applicable to individuals residing outside of the United States who receive an award under the Amended Equity Plan. Our Committee may delegate authority under the Amended Equity Plan to one or more subcommittees as it deems appropriate. Subject to compliance with applicable law and stock exchange requirements, the Committee (or our Board of Directors or a subcommittee, as applicable) may delegate all or part of its authority to our Chief Executive Officer, as it deems appropriate, with respect to awards to employees or key advisors who are not executive officers under Section 16 of the Exchange Act. Our Committee, our Board of Directors, any subcommittee or the Chief Executive Officer, as applicable, that has authority with respect to a specific award will be referred to as the “Committee” in this description of the Amended Equity Plan.

Shares Subject to the Plan

Subject to adjustment, our Amended Equity Plan authorizes the issuance or transfer of up to the sum of: (i) 600,000 new shares of our Common Stock added as of the Amendment Effective Date; plus 750,986 shares of our Common Stock reserved for issuance that are available for grant as of March 31, 2026; minus (iii) any shares of our Common Stock underlying any award granted between March 31, 2026 and the Amendment Effective Date. Additionally, shares of our Common Stock underlying any outstanding award granted prior to the Amendment Effective Date that, following the Amendment Effective Date, expires or is terminated, surrendered, or forfeited for any reason without the shares having been issued will be available for new awards under the Amended Equity Plan.

Shares subject to the grant of options or SARs reduce the share reserve set forth above by one share for every one share subject to such option or SARs. Shares subject to the grant of stock awards, stock units, or other stock-based awards made under the Amended Equity Plan (“Full Value Awards”) are forfeited, terminated, or otherwise not paid in full, the shares of our Common Stock subject to such awards will again be available for purposes of the Amended Equity Plan on the same ratio basis used when the shares were initially debited from the share reserve with respect to such Full Value Award.

Shares surrendered in payment of the exercise price of an option will not be available for re-issuance under the Amended Equity Plan. Shares of Common Stock withheld or surrendered for payment of taxes with respect to awards will not be available for re-issuance under the Amended Equity Plan. Upon the exercise of any SAR under the Amended Equity Plan, the number of shares of our Common Stock available for issuance will be reduced by the full number of shares subject to the SAR, without regard to the number of shares issued upon exercise of the SAR.

If any awards are paid in cash, and not in shares of our Common Stock, any shares of our Common Stock subject to such awards will also be available for future awards. If we repurchase shares of our Common Stock on the open market with the proceeds from the exercise price we receive from options, the repurchased shares will not be available for issuance under the Amended Equity Plan.

In the event that the Company or any subsidiary acquires a company that has shares available under a preexisting plan that is not adopted during the acquisition, the shares available for grant pursuant to the preexisting plans terms can be used for awards under the Amended Equity Plan and will not reduce the number of shares of our Common Stock under the Amended Equity Plan, so long as such awards (i) will not be made after the date awards could have been made under the terms of the preexisting plan and (ii) are made only to individuals who were not employees or directors prior to the acquisition.

Individual Limits

For options, SARs, stock awards, stock units, and other stock-based awards, whether payable in Common Stock, cash or a combination of the two, the maximum number of shares of Common Stock for which such awards may be made to any employee or key advisor in any calendar year will not exceed 1,000,000 shares of Common Stock in the aggregate.

The maximum aggregate grant date value of shares of Common Stock granted to any non-employee director in any one calendar year, taken together with any cash fees earned by such non-employee director for services rendered during the calendar year, will not exceed $500,000 in total value.

Adjustments

In connection with stock splits, stock dividends, merger, reorganization or consolidation, reclassification and certain other events affecting our Common Stock or if the value of outstanding shares of Common Stock is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, the Committee will make adjustments as it deems appropriate in: the maximum number and kind of shares of Common Stock reserved for issuance as awards; the number and kind of shares covered by outstanding awards; the number and kind of shares that may be issued under the Amended Equity Plan; the price per share or market value of such awards; the exercise price of options; the base amount of SARs; and the performance goals or other terms and conditions as the Committee deems appropriate.

Eligibility and Minimum Vesting

All of our employees are eligible to receive awards under the Amended Equity Plan. In addition, our non-employee directors and key advisors who perform services for us may receive awards under the Amended Equity Plan. As of March 31, 2026, we have 11,615 employees, four non-employee directors and approximately 10 consultants, each of which would be eligible for grants under the Amended Equity Plan.

The Committee determines the vesting and exercisability terms of awards granted under the Amended Equity Plan; provided, however, that awards granted under the Amended Equity Plan will not vest over a period of less than one year from the date on which the award is granted other than substitute awards, awards to non-employee directors that vest on the earlier of the one-year anniversary of the date of grant and the next annual meeting of stockholders that is at least 50 weeks after the immediately preceding year’s annual meeting, and any additional awards that the Committee may grant, up to a maximum of five percent (5%) of the available share reserve authorized for issuance under the Amended Equity Plan on the Original Effective Date as supplemented by additionally approved shares, subject to adjustments. The Committee may authorize acceleration of vesting of such awards in the event of a participant’s death or disability, or in limited circumstances upon the occurrence of a “change in control” as provided below.

Options

Under our Amended Equity Plan, the Committee will determine the exercise price of the options granted and may grant options to purchase shares of our Common Stock in such amounts as it determines. The Committee may grant options that are intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (“Code”), or non-qualified stock options, which are not intended to so qualify. Incentive stock options may only be granted to our employees. Anyone eligible to participate in the Amended Equity Plan may receive an award of non-qualified stock options. The exercise price of a stock option granted under the Amended Equity Plan cannot be less than the fair market value of a share of our Common Stock on the date the option is granted. If an incentive stock option is granted to a 10% stockholder of the total combined voting power of all classes of our stock, the exercise price cannot be less than 110% of the fair market value of a share of our Common Stock on the date the option is granted. The aggregate number of shares of Common Stock that may be issued or transferred under the Amended Equity Plan pursuant to incentive stock options under Section 422 of the Code may not exceed on or after the Amendment Effective Date the maximum number of shares of Common Stock authorized for issuance or transfer under the Amended Equity Plan, pursuant to the calculation described above.

The exercise price for any option is generally payable in cash. In certain circumstances as permitted by the Committee, the exercise price may be paid: by the surrender of shares of our Common Stock with an aggregate fair market value, on the date the option is exercised, equal to the exercise price; by payment through a broker in accordance with procedures established by the Federal Reserve Board; by withholding shares of Common Stock subject to the exercisable option that have a fair market value on the date of exercise equal to the aggregate exercise price; or by such other method as the Committee approves.

The term of an option cannot exceed ten years from the date of grant, except that if an incentive stock option is granted to a 10% stockholder of the total combined voting power of all classes of our stock, the term cannot exceed five years from the date of grant. In the event that on the last day of the term of a non-qualified stock option, the exercise is prohibited by applicable law, including a prohibition on purchases or sales of our Common Stock under our insider trading policy, the term of the non-qualified option will be extended for a period of 30 days following the end of the legal prohibition, unless the Committee determines otherwise.

Except as provided in the grant instrument, an option may only be exercised while a participant is employed by or providing service to us. The Committee will determine in the grant instrument under what circumstances and during what time periods a participant may exercise an option after termination of employment. The Committee may accelerate the exercisability of any or all outstanding options at any time for any reason.

Stock Awards

Under the Amended Equity Plan, the Committee may grant stock awards. A stock award is an award of our Common Stock that may be subject to vesting or other restrictions as the Committee determines. The restrictions, if any, may lapse over a specified period of employment or based on the satisfaction of pre-established criteria, in installments or otherwise, as the Committee may determine, including, but not limited to, restrictions based on the achievement of performance goals. Except to the extent restricted under the grant instrument relating to the stock award, a participant will have all of the rights of a stockholder as to those shares, including the right to vote and the right to receive dividends or distributions on the shares. Dividends with respect to stock awards vest and are paid if and only to the extent that the underlying stock award vests, as determined by the Committee. All unvested stock awards are forfeited if the participant’s employment or service is terminated for any reason, unless the Committee determines otherwise. The Committee may determine, as to any or all stock awards, that the restrictions shall lapse without regard to any restriction period.

Stock Units

Under the Amended Equity Plan, the Committee may grant stock units to anyone eligible to participate in the Amended Equity Plan. Stock units represent hypothetical shares of our Common Stock. Stock units become payable on terms and conditions determined by the Committee, including specified performance goals, and will be payable in cash, shares of Common Stock, or a combination thereof, as determined by the Committee. All unvested stock units are forfeited if the participant’s employment or service is terminated for any reason, unless the Committee determines otherwise. The Committee may accelerate vesting or payment, as to any or all stock units at any time for any reason.

Stock Appreciation Rights

Under the Amended Equity Plan, the Committee may grant SARs, which may be granted separately or in tandem with any option. SARs granted in tandem with an option may be granted either at the time the option is granted or any time thereafter while the option remains outstanding. The Committee will establish the base amount of the SAR at the time the SAR is granted, which will be equal to or greater than the fair market value of a share of our Common Stock as of the date of grant.

If a SAR is granted in tandem with an option, the number of SARs that are exercisable during a specified period will not exceed the number of shares of our Common Stock that the participant may purchase upon exercising the related option during such period. Upon exercising the related option, the related SARs will terminate, and upon the exercise of a SAR, the related option will terminate to the extent of an equal number of shares of our Common Stock. Generally, SARs may only be exercised while the participant is employed by, or providing services to, us. When a participant exercises a SAR, the participant will receive the excess of the fair market value of the underlying Common Stock over the base amount of the SAR. The appreciation of a SAR will be paid in shares of our Common Stock, cash or both.

The term of a SAR cannot exceed ten years from the date of grant. In the event that on the last day of the term of a SAR, the exercise is prohibited by applicable law, including a prohibition on purchases or sales of our Common Stock under our insider trading policy, the term of the SAR will be extended for a period of 30 days following the end of the legal prohibition, unless the Committee determines otherwise.

Other Stock-Based Awards

Under the Amended Equity Plan, the Committee may grant other types of awards that are based on, or measured by, our Common Stock, and granted to anyone eligible to participate in the Amended Equity Plan. The Committee will determine the terms and conditions of such awards. Other stock-based awards may be payable in cash, shares of our Common Stock or a combination of the two, as determined by the Committee.

Dividend Equivalents

Under the Amended Equity Plan, the Committee may grant dividend equivalents in connection with grants of stock units or other stock-based awards made under the Amended Equity Plan. Dividend equivalents entitle the participant to receive amounts equal to ordinary dividends that are paid on the shares underlying an award while the award is outstanding. The Committee will determine whether dividend equivalents will be paid currently or accrued as contingent cash obligations. Dividend equivalents may be paid in cash or shares of our Common Stock. The Committee will determine the terms and conditions of the dividend equivalent awards, including whether the awards are payable upon the achievement of specific performance goals. Dividend equivalents shall vest and be paid only if and to the extent that the underlying stock units or other stock-based awards vest and are paid as determined by the Committee.

Prohibition on Repricing

Under the terms of the Amended Equity Plan, the Committee may not (i) amend the terms of any outstanding stock options or SARs to reduce the exercise price or base price, as applicable, (ii) cancel outstanding stock options or SARs in exchange for stock options or SARs with an exercise price or base price, as applicable, that is less than the exercise price or base price of the original stock options or SARs or (iii) cancel outstanding stock options or SARs with an exercise price or base price, as applicable, above the current stock price in exchange for cash or other securities, except in connection with a corporate transaction involving the Company, without in each such instance obtaining the approval of our stockholders.

Change of Control

If we experience a change of control where we are not the surviving corporation (or survive only as a subsidiary of another corporation), all outstanding awards that are not exercised or paid at the time of the change of control will be assumed by, or replaced with awards (with respect to cash, securities or a combination thereof) that have comparable terms by, the surviving corporation (or a parent or subsidiary of the surviving corporation).

Unless otherwise set forth in a grant instrument, if a participant is terminated without cause upon or within 12 months of a change of control, all outstanding time-based awards will become fully vested and performance-based awards will vest and become payable in accordance with the terms of the applicable award agreement.

If there is a change of control and all outstanding awards are not assumed by, or replaced with awards that have comparable terms by the surviving corporation, then outstanding options and SARs will be fully exercisable, restrictions on outstanding stock awards and stock units will lapse, and other awards will become payable upon the change in control. After providing for the acceleration of such options or SARs, the Committee may require that participants surrender their outstanding options and SARs for cancellation and the participants will receive one or more payments by the Company, in cash, Common Stock, or other property (including the property, if any, payable in the transaction), as determined by the Committee, in an amount equal to the amount, if any, by which the then fair market value of the shares of Common Stock subject to the participant’s unexercised options and SARs exceeds the exercise price. Any acceleration, surrender, termination, settlement, or conversion will take place as of the date of the change in control or such other date as the Committee may specify.

In general terms, unless another definition is provided in an applicable award agreement, a change of control under the Amended Equity Plan occurs if:

●	a person, entity or affiliated group, with certain exceptions, acquires more than 50% of our then-outstanding voting securities;

●	the consummation of a merger of the Company into another entity unless the holders of our voting shares immediately prior to the merger have at least 50% of the combined voting power of the securities in the merged entity or its parent;

●	the consummation of the sale of other disposition of all or substantially all of the assets of the Company, other than to a subsidiary of the Company or holding company of which the Company is a direct or indirect wholly owned subsidiary prior to the transaction; or

●	we consummate a complete liquidation or dissolution.

Deferrals

The Committee may permit or require participants to defer receipt of the payment of cash or the delivery of shares of Common Stock that would otherwise be due to the participant in connection with an award under the Amended Equity Plan. The Committee will establish the rules and procedures applicable to any such deferrals, consistent with the requirements of Section 409A of the Code.

Withholding

All awards under the Amended Equity Plan are subject to applicable U.S. federal (including FICA), state and local, foreign or other tax withholding requirements. We may require participants or other persons receiving awards or exercising awards to pay an amount sufficient to satisfy such tax withholding requirements with respect to such awards, we may deduct from other wages and compensation paid by us the amount of any withholding taxes due with respect to such award, or we may take such other action as deemed advisable by the Committee to satisfy withholding or other tax obligations relating to any award.

The Committee may permit or require that our tax withholding obligation with respect to awards paid in our Common Stock be paid by having shares withheld up to an amount that does not exceed the participant’s minimum applicable withholding tax rate for United States federal (including FICA), state and local tax liabilities, or as otherwise determined by the Committee. In addition, the Committee may, in its discretion, and subject to such rules as the Committee may adopt, allow participants to elect to have such share withholding applied to all or a portion of the tax withholding obligation arising in connection with any particular award.

Transferability and Beneficiary Designations

Except as permitted by the Committee with respect to non-qualified stock options, only a participant may exercise rights under an award during the participant’s lifetime. Upon death, the personal representative or other person entitled to succeed to the rights of the participant may exercise such rights. A participant cannot transfer those rights except by will or by the laws of descent and distribution or, with respect to awards other than incentive stock options, pursuant to a domestic relations order. The Committee may provide in a grant instrument that a participant may transfer non-qualified stock options to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with applicable securities laws.

Subject to approval of the Committee from time to time, each participant may name any beneficiary or beneficiaries to whom any benefit under the Amended Equity Plan is to be paid in case of his or her death before he or she receives any or all of such benefit, which will be made on such form as prescribed by the Company.

Amendment; Termination

Our Board of Directors may amend or terminate our Amended Equity Plan at any time, except that our stockholders must approve an amendment if such approval is required in order to comply with the Code, applicable laws or applicable stock exchange requirements. Unless terminated sooner by our Board of Directors or extended with stockholder approval, the Amended Equity Plan will terminate on the day immediately preceding the tenth anniversary of the Amendment Effective Date.

Establishment of Sub-Plans

Our Board of Directors may, from time to time, establish one or more sub-plans under the Amended Equity Plan to satisfy applicable blue sky, securities or tax laws of various jurisdictions. Our Board of Directors may establish such sub-plans by adopting supplements to the Amended Equity Plan setting forth limitations on the Committee’s discretion and such additional terms and conditions not otherwise inconsistent with the Amended Equity Plan as our Board of Directors deems necessary or desirable. All such supplements will be deemed part of the Amended Equity Plan, but each supplement will only apply to participants within the affected jurisdiction, and we will not be required to provide copies of any supplement to such unaffected participants.

Clawback in the Event of a Restrictive Covenant Breach

Subject to applicable law, the Committee may provide in any grant instrument that if a participant breaches any restrictive covenant agreement between the participant and us, or otherwise engages in activities that constitute cause (as defined in the Amended Equity Plan) either while employed by, or providing services to, us or within a specified period of time thereafter, all awards held by the participant will terminate, and we may rescind any exercise of an option or stock appreciation right and the vesting of any other award and delivery of shares upon such exercise or vesting, as applicable on such terms as the Committee will determine, including the right to require that in the event of any rescission:

●	the participant must return the shares received upon the exercise of any option or stock appreciation right or the vesting and payment of any other awards; or

●	if the participant no longer owns the shares, the participant must pay to us the amount of any gain realized or payment received as a result of any sale or other disposition of the shares (if the participant transferred the shares by gift or without consideration, then the fair market value of the shares on the date of the breach of the restrictive covenant agreement or activity constituting cause), net of the price originally paid by the participant for the shares.

Clawback Policy and other Company Policies

The Committee may also provide for clawbacks pursuant to a clawback policy, which our Board of Directors or the Committee may in the future adopt and amend from time to time. In the event of a clawback, the amount required to be clawed back will be deemed not to have been earned under the terms of the Amended Equity Plan. Payment by the participant will be made in such manner and on such terms and conditions as may be required by the Committee. We will be entitled to set off against the amount of any such payment any amounts that we otherwise owe to the participant.

Awards under the Amended Equity Plan will also be subject to any applicable share trading policies and other policies which our Board of Directors or the Committee may in the future adopt and amend from time to time.

Certain United States Federal Income Tax Aspects

The following is a summary of certain U.S. federal income tax consequences of awards under the Amended Equity Plan. It does not purport to be a complete description of all applicable rules, and those rules (including those summarized here) are subject to change.

Options

An optionee generally will not recognize taxable income upon the grant of a non-statutory option. Rather, at the time of exercise of the option, the optionee will recognize ordinary income for income tax purposes in an amount equal to the excess, if any, of the fair market value of the shares purchased over the exercise price. We generally will be entitled to a tax deduction at such time and in the same amount, if any, that the optionee recognizes as ordinary income. The optionee’s tax basis in any shares received upon exercise of an option will be the fair market value of the shares on the date of exercise, and if the shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the optionee) depending upon the length of time such shares were held by the optionee.

Incentive stock options are eligible for favorable U.S. federal income tax treatment if certain requirements are satisfied. An incentive stock option must have an option price that is not less than the fair market value of the stock at the time the option is granted and must be exercisable within ten years from the date of grant. An employee granted an incentive stock option generally does not realize compensation income for U.S. federal income tax purposes upon the grant of the option. At the time of exercise of an incentive stock option, no compensation income is realized by the optionee other than tax preference income for purposes of the federal alternative minimum tax on individual income. If the shares acquired on exercise of an incentive stock option are held for at least two years after grant of the option and one year after exercise, the excess of the amount realized on the sale over the exercise price will be taxed as capital gain. If the shares acquired on exercise of an incentive stock option are disposed of within less than two years after grant or one year of exercise, the optionee will realize taxable compensation income equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the option price or (ii) the excess of the amount realized on the sale over the option price. Any additional amount realized will be taxed as capital gain.

Stock Awards

A participant generally will not be taxed upon the grant of stock awards subject to restrictions, but rather will recognize ordinary income in an amount equal to the fair market value of the shares at the time the shares are no longer subject to a “substantial risk of forfeiture” (within the meaning of the Code). We generally will be entitled to a deduction at the time when, and in the amount that, the participant recognizes ordinary income on account of the lapse of the restrictions. A participant’s tax basis in the shares will equal their fair market value at the time the restrictions lapse, and the participant’s holding period for capital gains purposes will begin at that time. Any cash dividends paid on the restricted stock before the restrictions lapse will be taxable to the participant as additional compensation (and not as dividend income). Under Section 83(b) of the Code, a participant may elect to recognize ordinary income at the time the shares of stock are awarded in an amount equal to their fair market value at that time, notwithstanding the fact that such shares of stock are subject to restrictions and a substantial risk of forfeiture. If such an election is made, no additional taxable income will be recognized by such participant at the time the restrictions lapse, the participant will have a tax basis in the shares equal to their fair market value on the date of their award, and the participant’s holding period for capital gains purposes will begin at that time. We generally will be entitled to a tax deduction at the time when, and to the extent that, ordinary income is recognized by such participant.

Stock Units

In general, the grant of stock units will not result in income for the participant or in a tax deduction for us. Upon the settlement of such an award in cash or shares, the participant will recognize ordinary income equal to the aggregate value of the payment received, and we generally will be entitled to a tax deduction at the same time and in the same amount.

Stock Appreciation Rights

A participant who is granted a SAR generally will not recognize ordinary income upon receipt of the SAR. Rather, at the time of exercise of such SAR, the participant will recognize ordinary income for U.S. federal income tax purposes in an amount equal to the value of any cash received and the fair market value on the date of exercise of any shares received. We generally will be entitled to a tax deduction at such time and in the same amount, if any, that the participant recognizes as ordinary income. The participant’s tax basis in any shares received upon exercise of a SAR will be the fair market value of the shares on the date of exercise, and if the shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the participant) depending upon the length of time such shares were held by the participant.

Other Awards

With respect to other stock-based awards granted under the Amended Equity Plan, generally when the participant receives payment with respect to an award, the amount of cash and/or the fair market value of any shares or other property received will be ordinary income to the participant, and we generally will be entitled to a tax deduction at the same time and in the same amount.

Impact of Section 409A

Section 409A of the Code, and the regulations promulgated thereunder, applies to deferred compensation, which is generally defined as compensation earned currently, the payment of which is deferred to a later taxable year. Awards under the Amended Equity Plan are intended to be exempt from the requirements of Section 409A or to satisfy its requirements. An award that is subject to Section 409A and fails to satisfy its requirements will subject the holder of the award to immediate taxation, interest and an additional 20% tax on the vested amount underlying the award.

Section 162(m) of the Code

Section 162(m) of the Internal Revenue Code generally disallows a federal income tax deduction to public companies for annual compensation over $1 million (per individual) paid to “covered employees” which generally includes, among others, all named executive officers. While deductibility of executive compensation for federal income tax purposes is among the factors the Committee considers when structuring our executive compensation arrangements, it is not the sole or primary factor considered. We retain the flexibility to authorize compensation that may not be deductible if we believe it is in the best interests of the company.

New Plan Benefits

Future benefits under the Amended Equity Plan generally will be granted at the discretion of the Committee and are therefore not currently determinable.

Because future grants of awards under the Amended Equity Plan, if approved, would be subject to the discretion of the Board of Directors or the Committee, the amount and terms of future awards to particular participants or groups of participants are not determinable at this time. No awards have been previously granted that are contingent on the approval of the Amended Equity Plan.

Vote Required

If a quorum is present or represented by proxy at the Meeting, the Amended and Restated Innodata Inc. Equity Compensation Plan will be approved if it receives the affirmative vote of a majority of the shares present in person or represented by proxy at the Meeting and entitled to vote on the matter, meaning that the votes cast by the stockholders “for” the approval of the proposal must exceed the number of votes cast “against” the proposal plus abstentions. Abstentions will have the same effect as a vote “against” this proposal. Broker non-votes will not be considered as votes cast “for” or “against” this proposal, and will therefore have no effect on the outcome of the vote for this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE AMENDED AND RESTATED INNODATA INC. EQUITY COMPENSATION PLAN

VOTE REQUIRED

Election of Directors. If a quorum is present or represented by proxy at the Meeting, directors will be elected at the meeting by a plurality of the votes present in person or represented by proxy at the Meeting and entitled to vote on the election of directors (i.e., the five nominees receiving the greatest number of votes “for” their election will be elected as directors). “Withheld” votes, and broker non-votes are not considered votes cast “for” the foregoing purpose, and will have no effect on the election of the nominees, but will be counted in determining whether there is a quorum for the Meeting.

Ratification of the Appointment of Independent Auditors. If a quorum is present or represented by proxy at the Meeting, the appointment of BDO India Services Private Limited as independent auditors requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Meeting and entitled to vote on the matter, meaning that the votes cast by the stockholders “for” the approval of the proposal must exceed the number of votes cast “against” the proposal plus abstentions. Abstentions will have the same effect as a vote “against” this proposal. Broker non-votes will not be considered as votes cast "for" or "against" this proposal, and will therefore have no effect on the outcome of the vote for this proposal because under relevant Nasdaq rules this proposal is expected to be a “routine” matter. As such, brokers have discretion to vote shares with respect to this proposal, unless a stockholder directs their broker otherwise, and as such we do not expect broker non-votes with respect to this proposal.

Approval of the Company’s Executive Compensation on a Non-Binding, Advisory Basis. If a quorum is present or represented by proxy at the Meeting, the compensation of the named executive officers will be approved, on a non-binding, advisory basis, if it receives the affirmative vote of a majority of the shares present in person or represented by proxy at the Meeting and entitled to vote on the matter, meaning that the votes cast by the stockholders “for” the approval of the proposal must exceed the number of votes cast “against” the proposal plus abstentions. Abstentions will have the same effect as a vote “against” this proposal. Broker non-votes will not be considered as votes cast “for” or “against” this proposal, and will therefore have no effect on the outcome of the vote for this proposal.

Approval of the Amended and Restated Innodata Inc. Equity Compensation Plan. If a quorum is present or represented by proxy at the Meeting, the Amended and Restated Innodata Inc. Equity Compensation Plan will be approved if it receives the affirmative vote of a majority of the shares present in person or represented by proxy at the Meeting and entitled to vote on the matter, meaning that the votes cast by the stockholders “for” the approval of the proposal must exceed the number of votes cast “against” the approval of the proposal plus abstentions. Abstentions will have the same effect as a vote “against” this proposal. Broker non-votes will not be considered as votes cast “for” or “against” this proposal, and will therefore have no effect on the outcome of the vote for this proposal.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

Pursuant to the Amended and Restated Audit Committee Charter, our Audit Committee is responsible for reviewing and approving all material transactions with any related party on a continuing basis and ensuring compliance with the laws and regulations of the Exchange Act and any applicable rules of The Nasdaq Stock Market. Related parties can include any of our directors, nominees for director, officers, holders of five percent (5%) or more of our capital stock and their immediate family members. We may not enter into a related person transaction unless our Audit Committee has reviewed and approved such transaction.

There have been no related party transactions, as of the date hereof that would require disclosure under Item 404 of Regulation S-K, for which we have been a party and in which the amount involved exceeds or will exceed the lesser of $120,000 or one percent (1%) of the average of our total assets as of the end of our two most recently complete fiscal years and in which any of our directors, executive officers or holders of more than five percent (5%) of our capital stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest.

EXPENSE OF SOLICITATION

The cost of soliciting proxies, which also includes the preparation, printing and mailing of the Proxy Materials, will be borne by the Company. Solicitation will be made by the Company primarily through the mail, but regular employees of the Company may solicit proxies personally, by telephone, facsimile or electronic communication. The Company will request brokers and nominees to obtain voting instructions of beneficial owners of the stock registered in their names and will reimburse them for any expenses incurred in connection therewith.

HOUSEHOLDING

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, multiple stockholders who share the same last name and address will receive only one envelope containing the Notice for all stockholders having that address. The Notice will include the stockholder’s unique control number needed to vote his or her shares. We have undertaken householding to reduce our printing costs and postage fees.

If you wish to opt out of householding and continue to receive multiple copies of the Proxy Materials (including a separate Proxy card for each stockholder at the same address) or Notice at the same address, please notify us in writing or by telephone at: Innodata Inc. Investor Relations, 55 Challenger Road, Ridgefield Park, New Jersey 07660, (201) 371-8000 and we will promptly respond to your request by delivering the requested materials. You also may request additional copies of the Proxy Materials or Notice by notifying us in writing or by telephone at the same address or telephone number. Additionally, stockholders receiving multiple copies of the Notice or proxy materials may likewise request that we deliver single copies of the Notice or proxy materials in the future.

You may receive more than one set of proxy materials, including multiple Notices or multiple copies of this Proxy Statement and multiple Proxy cards. For example, if you hold your shares in more than one brokerage account, you may receive a voting instruction form for each brokerage account in which you hold shares. You should exercise your vote in connection with each set of proxy materials you receive as they represent different shares.

STOCKHOLDER PROPOSALS FOR THE 2027 ANNUAL MEETING

Notice Required to Include Proposals in Our Proxy Statement

We will review for inclusion in next year's proxy statement stockholder proposals within the scope of Rule 14a-8 promulgated under the Exchange Act that are received by December 25, 2026. All proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the proxy statement. Proposals should be sent to Innodata Inc., 55 Challenger Road, Ridgefield Park, New Jersey 07660, Attention: Corporate Secretary.

Notice Required to Bring Business Before an Annual Meeting

Our By-Laws establish an advance notice procedure for stockholders to make nominations of candidates for election as director or to bring other business before an annual meeting. Under these procedures, a stockholder who proposes to nominate a candidate for director or propose other business at the 2027 Annual Meeting of Stockholders, must give us written notice of such nomination or proposal not less than 60 days and not more than 90 days prior to the scheduled date of the meeting (or, if less than 70 days' notice or prior public disclosure of the date of the meeting is given, then not later than the 15th day following the earlier of (i) the date such notice was mailed; or (ii) the day such public disclosure was made). Such notice must provide certain information as specified in our By-Laws and must be received at our principal executive offices by the deadline specified above. Stockholders who intend to solicit proxies in support of director nominees other than the nominees of the Board of Directors under SEC Rule 14a-19 must comply with the applicable provisions of our By-Laws, as well as complying with the additional requirements of SEC Rule 14a-19, including SEC Rule 14a-19(b).

ANNUAL REPORT ON FORM 10-K

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as filed with the SEC, including the financial statements included therein but excluding exhibits, is included with these Proxy Materials and is also available without charge on our website (https://innodata.com) or upon written request to us at the below address. The exhibits to the Annual Report on Form 10-K are available upon payment of charges that approximate our cost of reproduction by written request addressed to Investor Relations, Innodata Inc., 55 Challenger Road, Ridgefield Park, New Jersey 07660.

OTHER MATTERS

The Company knows of no items of business that are expected to be presented for consideration at the Meeting which are not enumerated herein. However, if other matters properly come before the Meeting, it is intended that the person named in the accompanying Proxy will vote thereon in accordance with his or her best judgment.

TO VOTE YOUR SHARES, PLEASE FOLLOW THE INSTRUCTIONS IN THE NOTICE, THE PROXY CARD YOU RECEIVED IN THE MAIL, OR IN ACCORDANCE WITH THE INSTRUCTION THAT YOU RECEIVE FROM YOUR BANK, BROKER, TRUSTEE OR OTHER NOMINEE THAT HOLDS YOUR SHARES. IF YOU VOTE VIA THE INTERNET OR PHONE, YOU NEED NOT RETURN A PROXY CARD. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

Ridgefield Park, New Jersey	By Order of the Board of Directors
April 24, 2026
/s/ Amy R. Agress
Amy R. Agress
Senior Vice President, General Counsel and Secretary

Appendix A

Amended and Restated

Innodata Inc.

EQUITY COMPENSATION PLAN

Amended and restated effective as of April 20, 2026

The purpose of the Amended and Restated Innodata Inc. Equity Compensation Plan (the “Plan”) is to provide employees of Innodata Inc. (together with any successors, the “Company”) and its Subsidiaries (as defined below), certain consultants and advisors who perform services for the Company or its Subsidiaries, and non-employee members of the Board of Directors of the Company with the opportunity to receive grants of incentive stock options, nonqualified stock options, stock appreciation rights, stock awards, stock units and other stock-based awards.

The Plan was originally effective as of June 8, 2021 (the “Original Effective Date”), was amended and restated effective as of April 11, 2022 (the “April 2022 Amendment Effective Date”), and is hereby amended and restated effective as of April 20, 2026, subject to approval by the Company’s stockholders (“Amendment Effective Date”). The Plan, as reflected herein, is being amended and restated to (i) increase the maximum aggregate number of shares of Common Stock that may be issued or transferred under the Plan with respect to Awards set forth in Section 4(a) by 600,0000 shares of Common Stock and (ii) modify the share counting with respect to shares of Common Stock subject to the grant of Stock Awards, Stock Units, or Other Stock-Based Awards under the Plan as set forth in Section 4(b). The modification made with respect to share counting for Stock Awards, Stock Units, or Other Stock-Based Awards under Section 4(b) shall only apply effective as of the Amendment Effective Date. Any share counting applied prior to the Amendment Effective Date shall be made under the terms of the Plan as of the Original Effective Date or the April 2022 Amendment Effective Date, as applicable. Awards granted prior to the Amendment Effective Date will be governed by the terms of the Plan in effect at the time of grant.

The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefitting the Company’s stockholders, and will align the economic interests of the participants with those of the stockholders.

Section 1.              Definitions

The following terms shall have the meanings set forth below for purposes of the Plan:

(a)           “Award” shall mean an Option, SAR, Stock Award, Stock Unit or Other Stock-Based Award granted under the Plan.

(b)           “Award Agreement” shall mean the written agreement that sets forth the terms and conditions of an Award, including all amendments thereto.

(c)           “Board” shall mean the Board of Directors of the Company.

(d)           “Cause” shall have the meaning given to that term in any written employment agreement, offer letter, consulting agreement or severance agreement between the Employer and the Participant, or if no such agreement exists or if such term is not defined therein, and unless otherwise defined in the Award Agreement, “Cause” shall mean a finding by the Committee of conduct involving one or more of the following: (i) the substantial and continuing failure of the Participant, after notice thereof, to render services to the Company or its Subsidiaries in accordance with the terms or requirements of his or her employment, engagement as a Non-Employee Director or a Key Advisor; (ii) disloyalty, gross negligence, willful misconduct, dishonesty or breach of fiduciary duty to the Company or a Subsidiary; (iii) the commission of an act of embezzlement or fraud; (iv) deliberate disregard of the rules or policies of the Company or a Subsidiary which results in direct or indirect loss, damage or injury to the Company or a Subsidiary; (v) the unauthorized disclosure of any trade secret or confidential information of the Company or a Subsidiary; or (vi) the Participant’s breach of any written non-competition, non-solicitation, invention assignment or confidentiality agreement between the Participant and the Company or any of its Subsidiaries.

(e)            “CEO” shall mean the Chief Executive Officer of the Company.

(f)             A “Change in Control” shall be deemed to have occurred if:

(i)            the acquisition, directly or indirectly, by a “person” (within the meaning of Section 13(d)(3) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of the combined voting power of the voting securities of the Company entitled to vote generally in the election of directors (the “Voting Securities”); provided, however, that the following acquisitions of Voting Securities shall not constitute a Change in Control:  (A) any acquisition by or from the Company or any of its Subsidiaries, or by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Subsidiaries, (B) any acquisition by any underwriter in any firm commitment underwriting of securities to be issued by the Company, or (C) any acquisition by any corporation (or other entity) if, immediately following such acquisition, 50% or more of the then outstanding shares of common stock (or other equity unit) of such corporation (or other entity) and the combined voting power of the then outstanding voting securities of such corporation (or other entity), are beneficially owned, directly or indirectly, by all or substantially all of the individuals or entities who, immediately prior to such acquisition, were the beneficial owners of the then outstanding shares of Common Stock and the Voting Securities in substantially the same proportions, respectively, as their ownership immediately prior to the acquisition of the shares of Common Stock and Voting Securities; or

(ii)           the consummation of the sale or other disposition of all or substantially all of the assets of the Company, other than to a Subsidiary of the Company or to a holding company of which the Company is a direct or indirect wholly owned subsidiary prior to such transaction; or

(iii)          the consummation of a reorganization, merger or consolidation of the Company, other than a reorganization, merger or consolidation, which would result in the Voting Securities outstanding immediately prior to the transaction continuing to represent (whether by remaining outstanding or by being converted to voting securities of the surviving entity) 50% or more of the Voting Securities or the voting power of the voting securities of such surviving entity outstanding immediately after such transaction; or

(iv)          the consummation of a plan of complete liquidation of the Company.

Notwithstanding the foregoing, if an Award constitutes deferred compensation subject to Section 409A of the Code and the Award provides for payment upon a Change in Control, then, for purposes of such payment provisions, no Change in Control shall be deemed to have occurred upon an event described in items (i) – (iv) above unless the event would also constitute a change in ownership or effective control of, or a change in the ownership of a substantial portion of the assets of, the Company under Section 409A of the Code. The Committee may modify the definition of Change in Control for a particular Award as the Committee deems appropriate to comply with Section 409A of the Code or otherwise.

(g)           “Code” shall mean the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

(h)           “Committee” shall mean the Leadership and Compensation Committee of the Board or another committee appointed by the Board to administer the Plan. The Committee shall also consist of directors who are “non-employee directors” as defined under Rule 16b-3 promulgated under the Exchange Act and “independent directors,” as determined in accordance with the independence standards established by the stock exchange on which the Common Stock is at the time primarily traded.

(i)            “Common Stock” shall mean common stock, $.01 par value, of the Company and such other securities as may be substituted for Common Stock.

(j)            “Disability” or “Disabled” shall mean, unless otherwise set forth in the Award Agreement, a Participant’s becoming disabled within the meaning of the Employer’s long-term disability plan applicable to the Participant, or, if there is no such plan, a physical or mental condition that prevents the Participant from performing the essential functions of the Participant’s position (with or without reasonable accommodation) for a period of six consecutive months.

(k)           “Dividend Equivalent” shall mean an amount determined by multiplying the number of shares of Common Stock subject to a Stock Unit or Other Stock-Based Award by the per-share cash dividend paid by the Company on its outstanding Common Stock, or the per-share Fair Market Value of any dividend paid on its outstanding Common Stock in consideration other than cash. If interest is credited on accumulated divided equivalents, the term “Dividend Equivalent” shall include the accrued interest.

(l)            “Employee” shall mean an employee of the Employer (including an officer or director who is also an employee), but excluding any person who is classified by the Employer as a “contractor” or “consultant,” no matter how characterized by the Internal Revenue Service, other governmental agency or a court. Any change of characterization of an individual by the Internal Revenue Service or any court or government agency shall have no effect upon the classification of an individual as an Employee for purposes of this Plan, unless the Committee determines otherwise.

(m)          “Employed by, or providing service to, the Employer” shall mean employment or service as an Employee, Key Advisor or member of the Board (so that, for purposes of exercising Options and SARs and satisfying conditions with respect to Stock Awards, Stock Units and Other Stock-Based Awards, a Participant shall not be considered to have terminated employment or service until the Participant ceases to be an Employee, Key Advisor or member of the Board), unless the Committee determines otherwise. If a Participant’s relationship is with a Subsidiary of the Company and that entity ceases to be a Subsidiary of the Company, the Participant will be deemed to cease employment or service when the entity ceases to be a Subsidiary of the Company, unless the Participant transfers employment or service to an Employer.

(n)           “Employer” shall mean the Company and its Subsidiaries.

(o)           “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(p)           “Exercise Price” shall mean the per share price at which shares of Common Stock may be purchased under an Option, as designated by the Committee.

(q)           “Fair Market Value” shall mean:

(i)            If the Common Stock is publicly traded, the Fair Market Value per share shall be determined as follows: (A) if the principal trading market for the Common Stock is a national securities exchange, the closing sales price during regular trading hours on the relevant date or, if there were no trades on that date, the latest preceding date upon which a sale was reported, or (B) if the Common Stock is not principally traded on any such exchange, the last reported sale price of a share of Common Stock during regular trading hours on the relevant date, as reported by the OTC Bulletin Board;

(ii)           If the Common Stock is not publicly traded or, if publicly traded, is not subject to reported transactions as set forth above, the Fair Market Value per share shall be determined by the Committee through any reasonable valuation method authorized under the Code.

(r)           “Incentive Stock Option” shall mean an Option that is intended to meet the requirements of an incentive stock option under Section 422 of the Code.

(s)           “Key Advisor” shall mean a consultant or advisor of the Employer.

(t)            “Non-Employee Director” shall mean a member of the Board who is not an Employee.

(u)           “Nonqualified Stock Option” shall mean an Option that is not intended to be taxed as an incentive stock option under Section 422 of the Code.

(v)           “Option” shall mean an option to purchase shares of Common Stock, as described in Section 6.

(w)          “Other Stock-Based Award” shall mean any Award based on, measured by or payable in Common Stock (other than an Option, Stock Unit, Stock Award, or SAR), as described in Section 10.

(x)            “Participant” shall mean an Employee, Key Advisor or Non-Employee Director designated by the Committee to participate in the Plan.

(y)           “Performance Objectives” shall mean the performance objectives established in the sole discretion of the Committee for Participants who are eligible to receive Awards under the Plan. Performance Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or the Subsidiary, division, department or function within the Company or one of its Subsidiaries in which the Participant is employed. Performance Objectives may be measured on an absolute or relative basis. Relative performance may be measured by a group of peer companies or by a financial market index. Any Performance Objectives may include, but is not limited to: cash flow; cash flow from operations; earnings (including, but not limited to, gross earnings, operating earnings, earnings before interest and taxes. earnings before interest, taxes, depreciation and amortization, adjusted earnings before interest, taxes, depreciation and amortization); earnings per share, diluted or basic; earnings per share from continuing operations; net asset turnover; inventory turnover; bookings; backlog; capital expenditures; debt; debt reduction; working capital; return on investment; return on sales; net or gross sales; market share; economic value added; cost of capital; change in assets; expense reduction levels; productivity; delivery performance; safety record; stock price; return on equity; total stockholder return; return on capital; return on assets or net assets; revenue; income or net income; gross income, operating income or net operating income; operating profit or net operating profit; gross margin, operating margin or profit margin; completion of acquisitions, business expansion, product diversification, new or expanded market penetration, and market share.

(z)            “Restriction Period” shall have the meaning given that term in Section 7(a).

(aa)         “SAR” shall mean a stock appreciation right, as described in Section 9.

(bb)         “Stock Award” shall mean an award of Common Stock, as described in Section 7.

(cc)         “Stock Unit” shall mean an award of a phantom unit representing a share of Common Stock, as described in Section 8.

(dd)         “Subsidiary” or “Subsidiaries” shall mean a corporation or other entity of which 50% or more of the Voting Securities or 50% or more of the equity interests is owned, directly or indirectly, by the Company.

(ee)         “Substitute Awards” shall have the meaning given that term in Section 4(c).

Section 2.              Administration

(a)           Committee. The Plan shall be administered and interpreted by the Committee; provided that the Committee may delegate authority to one or more subcommittees, as it deems appropriate. Subject to compliance with applicable law and the applicable stock exchange rules, the Board, in its discretion, may perform any action of the Committee hereunder. To the extent that the Board, the Committee, a subcommittee or the CEO, as described below, administers the Plan, references in the Plan to the “Committee” shall be deemed to refer to the Board, the Committee or such subcommittee or the CEO.

(b)           Delegation to CEO. Subject to compliance with applicable law and applicable stock exchange requirements, the Committee may delegate all or part of its authority and power to the CEO, as it deems appropriate, with respect to Awards to Employees or Key Advisors who are not executive officers or directors under Section 16 of the Exchange Act.

(c)           Committee Authority. The Committee shall have the sole authority to (i) determine the individuals to whom Awards shall be made under the Plan, (ii) determine the type, size, terms and conditions of the Awards to be made to each such individual, (iii) determine the time when the Awards will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms of any previously issued Award, subject to the provisions of Section 17 below, (v) determine and adopt terms, guidelines, and provisions, not inconsistent with the Plan and applicable law, that apply to individuals residing outside of the United States who receive Awards under the Plan, and (vi) deal with any other matters arising under the Plan.

(d)           Committee Determinations. The Committee shall have full power and express discretionary authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee’s interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any Awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

(e)           Indemnification. No member of the Committee or the Board, and no Employee of the Company or any Subsidiary shall be liable for any act or failure to act with respect to the Plan, except in circumstances involving his or her bad faith or willful misconduct, or for any act or failure to act hereunder by any other member of the Committee or Employee or by any agent to whom duties in connection with the administration of this Plan have been delegated. The Company shall indemnify members of the Committee and the Board and any agent of the Committee or the Board who is an Employee of the Company or a Subsidiary against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan, except in circumstances involving such person’s bad faith or willful misconduct.

Section 3.              Awards.

(a)           General. Awards under the Plan may consist of Options as described in Section 6, Stock Awards as described in Section 7, Stock Units as described in Section 8, SARs as described in Section 9 and Other Stock-Based Awards as described in Section 10. All Awards shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with this Plan as the Committee deems appropriate and as are specified in writing by the Committee to the individual in the Award Agreement. All Awards shall be made conditional upon the Participant’s acknowledgement, in writing or by acceptance of the Award, that all decisions and determinations of the Committee shall be final and binding on the Participant, his or her beneficiaries and any other person having or claiming an interest under such Award. Awards under a particular Section of the Plan need not be uniform as among the Participants. Notwithstanding anything to the contrary herein, any dividends or Dividend Equivalents granted in connection with Awards under the Plan shall vest and be paid only if and to the extent the underlying Awards vest and are paid.

(b)           Minimum Vesting. Notwithstanding any other provision of the Plan to the contrary, Awards granted under the Plan shall not vest over a period of less than one year from the date on which the Award is granted; provided that the following Awards shall not be subject to the foregoing minimum vesting requirement: any (i) Substitute Awards, (ii) Awards to Non-Employee Directors that vest on the earlier of the one-year anniversary of the date of grant and the next annual meeting of stockholders that is at least 50 weeks after the immediately preceding year’s annual meeting, and (iii) any additional Awards that the Committee may grant, up to a maximum of five percent (5%) of the available share reserve authorized for issuance under the Plan on the Original Effective Date as supplemented through the Amendment Effective Date, subject to adjustments made in accordance with Section 4(e) below; provided, further, that the Committee may authorize acceleration of vesting of such Awards in the event of the Participant’s death or Disability, or the occurrence of a Change in Control as provided in Section 12.

Section 4.              Shares Subject to the Plan

(a)           Shares Authorized. Subject to adjustment as described in Section 4(e) below, the maximum aggregate number of shares of Common Stock that may be issued or transferred under the Plan with respect to Awards shall be the sum of: (i) 600,000 new shares added as of the Amendment Effective Date; plus (ii) 750,986 shares of Common Stock, which is the number of shares of Common Stock reserved for issuance under the Plan that remain available for grant as of March 31, 2026; minus (iii) any shares of Common Stock underlying any Award granted between March 31, 2026 and the Amendment Effective Date. In addition, shares of the Common Stock underlying any outstanding Award granted prior to the Amendment Effective Date that, following the Amendment Effective Date, expires, or is terminated, surrendered or forfeited for any reason without issuance of such shares shall be available for the award of new Awards under this Plan. The aggregate number of shares of Common Stock that may be issued or transferred under the Plan pursuant to Incentive Stock Options on or after the Amendment Effective Date shall not exceed the maximum number of shares of Common Stock calculated pursuant to the formula in the first sentence of this Section 4(a).

(b)           Source of Shares; Share Counting. Shares issued or transferred under the Plan may be authorized but unissued shares of Common Stock or reacquired shares of Common Stock, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent Options or SARs granted under the Plan terminate, expire or are canceled, forfeited, exchanged or surrendered without having been exercised, or if any Stock Awards, Stock Units, or Other Stock-Based Awards are forfeited, terminated or otherwise not paid in full, the shares subject to such Awards shall again be available for purposes of the Plan. Any such shares that again become available for purposes of the Plan shall increase the share reserve by the number of shares that were originally debited from the share reserve with respect to such Award. Shares surrendered in payment of the Exercise Price of an Option shall not be available for re-issuance under the Plan. Shares of Common Stock withheld or surrendered for payment of taxes with respect to Awards shall not be available for re-issuance under the Plan. If SARs are granted, the full number of shares subject to the SARs shall be considered issued under the Plan, without regard to the number of shares issued upon exercise of the SARs. To the extent any Awards are paid in cash, and not in shares of Common Stock, any shares previously subject to such Awards shall again be available for issuance or transfer under the Plan. For the avoidance of doubt, if shares are repurchased by the Company on the open market with the proceeds of the Exercise Price of Options such shares may not again be made available for issuance under the Plan.

(c)           Substitute Awards. Shares issued or transferred under Awards made pursuant to an assumption, substitution or exchange for previously granted awards of a company acquired by the Company in a transaction (“Substitute Awards”) shall not reduce the number of shares of Common Stock available under the Plan and available shares under a stockholder approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for Awards under the Plan and shall not reduce the Plan’s share reserve (subject to applicable stock exchange listing and Code requirements). Additionally, in the event that a company acquired by the Company or any affiliate with which the Company or any Subsidiary combined has shares available under a preexisting plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such preexisting plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the number of shares of Company Stock authorized for grant under the Plan (and shares of Company Stock subject to such Awards shall not be added to the shares of Company Stock available for Awards under the Plan as provided in Section 5(a)); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the preexisting plan, absent the acquisition or combination, and shall only be made to individuals who were not employees or directors prior to such acquisition or combination. Notwithstanding the foregoing, Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding options intended be an Incentive Stock Option within the meaning of Section 422 of the Code shall be counted against the aggregate number of shares of Company Stock available for the grant of Incentive Stock Options under the Plan.

(d)           Limitations. Subject to adjustment as described in Section 4(e) below, the following Award limitations shall apply:

(i)            For Options, SARs, Stock Awards, Stock Units and Other Stock-Based Awards (whether payable in Common Stock, cash or a combination of the two), the maximum number of shares of Common Stock for which such Awards may be made to any Employee or Key Advisor in any calendar year shall not exceed 1,000,000 shares of Common Stock in the aggregate.

(ii)           the maximum aggregate grant date value of shares of Common Stock subject to Awards granted to any Non-Employee Director during any calendar year for services rendered as a Non-Employee Director, taken together with any cash fees earned by such Non-Employee Director for services rendered as a Non-Employee Director during the calendar year, shall not exceed $500,000 in total value. For purposes of this limit, the value of such Awards shall be calculated based on the grant date fair value of such Awards for financial reporting purposes.

(e)           Adjustments. If there is any change in the number or kind of shares of Common Stock outstanding by reason of (i) a stock dividend, spinoff, recapitalization, stock split, reverse stock split or combination or exchange of shares, (ii) a merger, reorganization or consolidation, (iii) a reclassification or change in par value, or (iv) any other extraordinary or unusual event affecting the outstanding Common Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Common Stock is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, the maximum number and kind of shares of Common Stock available for issuance under the Plan, the maximum number and kind of shares of Common Stock for which any individual may receive Awards in any year, the kind and number of shares covered by outstanding Awards, the kind and number of shares issued and to be issued under the Plan, and the price per share or the applicable market value of such Awards shall be equitably adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, the issued shares of Common Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the Plan and such outstanding Awards; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, and acquisitions and dispositions of businesses and assets) affecting the Company, any Subsidiary or any business unit, or the financial statements of the Company or any Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles. In addition, in the event of a Change in Control, the provisions of Section 12 of the Plan shall apply. Any adjustments to outstanding Awards shall be consistent with Section 409A or 424 of the Code, to the extent applicable. The adjustments of Awards under this Section 4(e) shall include adjustment of shares, Exercise Price of Options, base amount of SARs, Performance Objectives or other terms and conditions, as the Committee deems appropriate. The Committee shall have the sole discretion and authority to determine what appropriate adjustments shall be made and any adjustments determined by the Committee shall be final, binding and conclusive.

Section 5.              Eligibility for Participation

(a)           Eligible Persons. All Employees and Non-Employee Directors shall be eligible to participate in the Plan. Key Advisors shall be eligible to participate in the Plan if the Key Advisors render bona fide services to the Employer, the services are not in connection with the offer and sale of securities in a capital-raising transaction and the Key Advisors do not directly or indirectly promote or maintain a market for the Company’s securities.

(b)           Selection of Participants. The Committee shall select the Employees, Non-Employee Directors and Key Advisors to receive Awards and shall determine the number of shares of Common Stock subject to a particular Award in such manner as the Committee determines.

Section 6.              Options

The Committee may grant Options to an Employee, Non-Employee Director or Key Advisor upon such terms as the Committee deems appropriate. The following provisions are applicable to Options:

(a)           Number of Shares. The Committee shall determine the number of shares of Common Stock that will be subject to each Award of Options to Employees, Non-Employee Directors and Key Advisors.

(b)           Grant of Options and Exercise Price.

(i)            The Committee may grant Options in accordance with the terms and conditions set forth herein. Incentive Stock Options may be granted only to employees of the Company or its parent or subsidiary corporation, as defined in Section 424 of the Code. Nonqualified Stock Options may be granted to Employees, Non-Employee Directors and Key Advisors.

(ii)            The Exercise Price of Common Stock subject to an Option shall be determined by the Committee and shall be equal to or greater than the Fair Market Value of a share of Common Stock on the date the Option is granted. However, an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, or any parent or subsidiary corporation of the Company, as defined in Section 424 of the Code, unless the Exercise Price per share is not less than 110% of the Fair Market Value of a share of Common Stock on the date of grant.

(c)            Option Term. The Committee shall determine the term of each Option. The term of any Option shall not exceed ten years from the date of grant. However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, or any parent or subsidiary corporation of the Company, as defined in Section 424 of the Code, may not have a term that exceeds five years from the date of grant. Notwithstanding the foregoing, in the event that on the last business day of the term of an Option (other than an Incentive Stock Option), the exercise of the Option is prohibited by applicable law, including a prohibition on purchases or sales of Common Stock under the Company’s insider trading policy, the term of the Option shall be extended for a period of 30 days following the end of the legal prohibition, unless the Committee determines otherwise and consistent with Section 409A of the Code.

(d)           Exercisability of Options. Options shall become exercisable in accordance with such terms and conditions, consistent with the Plan, as may be determined by the Committee and specified in the Award Agreement. The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.

(e)           Awards to Non-Exempt Employees. Unless the Committee determines otherwise, Options granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such Options may become exercisable, as determined by the Committee, upon the Participant’s death, Disability or retirement, or other circumstances permitted by applicable regulations).

(f)            Termination of Employment or Service. Except as provided in the Award Agreement, an Option may only be exercised while the Participant is employed by, or providing services to, the Employer. The Committee shall determine in the Award Agreement under what circumstances and during what time periods a Participant may exercise an Option after termination of employment or service.

(g)            Exercise of Options. A Participant may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company. The Participant shall pay the Exercise Price for an Option as specified by the Committee (i) in cash or by check, (ii) unless the Committee determines otherwise, by delivering shares of Common Stock owned by the Participant and having a Fair Market Value on the date of exercise at least equal to the Exercise Price or by attestation (on a form prescribed by the Committee) to ownership of shares of Common Stock having a Fair Market Value on the date of exercise at least equal to the Exercise Price, (iii) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, (iv) if permitted by the Committee, by withholding shares of Common Stock subject to the exercisable Option, which have a Fair Market Value on the date of exercise equal to the Exercise Price, or (v) by such other method as the Committee may approve. Shares of Common Stock used to exercise an Option shall have been held by the Participant for the requisite period of time necessary to avoid adverse accounting consequences to the Company with respect to the Option, unless the Committee determines otherwise. Payment for the shares to be issued or transferred pursuant to the Option, and any required withholding taxes, must be received by the Company by the time specified by the Committee depending on the type of payment being made, but in all cases prior to the issuance or transfer of such shares.

(h)           Limits on Incentive Stock Options. Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the Common Stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year, under the Plan or any other stock option plan of the Company or a parent or Subsidiary, exceeds $100,000, then the Option, as to the excess, shall be treated as a Nonqualified Stock Option.

Section 7.              Stock Awards

The Committee may issue or transfer shares of Common Stock to an Employee, Non-Employee Director or Key Advisor under a Stock Award, upon such terms as the Committee deems appropriate. The following provisions are applicable to Stock Awards:

(a)           General Requirements. Shares of Common Stock issued pursuant to Stock Awards may be issued for consideration or for no consideration, and subject to restrictions or no restrictions, as determined by the Committee. The Committee may, but shall not be required to, establish conditions under which restrictions on Stock Awards shall lapse over a period of time or according to such other criteria as the Committee deems appropriate, including, without limitation, restrictions based upon the achievement of specific Performance Objectives. The period of time during which the Stock Awards will remain subject to restrictions will be designated in the Award Agreement as the “Restriction Period.”

(b)           Number of Shares. The Committee shall determine the number of shares of Common Stock to be issued or transferred pursuant to a Stock Award and the vesting or other restrictions applicable to such shares.

(c)           Requirement of Employment or Service. If the Participant ceases to be employed by, or provide service to, the Employer during a period designated in the Award Agreement as the Restriction Period, or if other specified conditions are not met, the Stock Award shall terminate as to all shares covered by the Award as to which the restrictions have not lapsed, and those shares of Common Stock must be immediately returned to the Company. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

(d)           Restrictions on Transfer and Legend on Stock Certificate. During the Restriction Period, a Participant may not sell, assign, transfer, pledge or otherwise dispose of the shares of a Stock Award except under Section 15 below. Unless otherwise determined by the Committee, the Company will retain possession of certificates for shares of Stock Awards until all restrictions on such shares have lapsed. Each certificate for a Stock Award, unless held by the Company, shall contain a legend giving appropriate notice of the restrictions in the Award. The Participant shall be entitled to have the legend removed from the stock certificate covering the shares subject to restrictions when all restrictions on such shares have lapsed. The Committee may determine that the Company will not issue certificates for Stock Awards until all restrictions on such shares have lapsed, or the Company may issue non-certificated shares.

(e)           Right to Vote and to Receive Dividends. Unless the Committee determines otherwise, during the Restriction Period, the Participant shall have the right to vote shares of Stock Awards and to receive any dividends or other distributions paid on such shares, subject to any vesting and other restrictions deemed appropriate by the Committee, including, without limitation, the achievement of specific Performance Objectives; provided, however, that dividends shall vest and be paid only if and to the extent that the underlying Stock Award vests, as determined by the Committee, and is paid.

(f)            Lapse of Restrictions. All restrictions imposed on Stock Awards shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of all conditions, if any, imposed by the Committee. The Committee may determine, as to any or all Stock Awards, that the restrictions shall lapse without regard to any Restriction Period.

Section 8.              Stock Units

The Committee may grant Stock Units, each of which shall represent one hypothetical share of Common Stock, to an Employee, Non-Employee Director or Key Advisor upon such terms and conditions as the Committee deems appropriate. The following provisions are applicable to Stock Units:

(a)           Crediting of Units. Each Stock Unit shall represent the right of the Participant to receive a share of Common Stock or an amount of cash based on the value of a share of Common Stock, if and when specified conditions are met. All Stock Units shall be credited to bookkeeping accounts established on the Company’s records for purposes of the Plan.

(b)           Terms of Stock Units. The Committee may grant Stock Units that vest and are payable if specified Performance Objectives or other conditions are met, or under other circumstances. Stock Units may be paid at the end of a specified performance period or other period, or payment may be deferred to a date authorized by the Committee. The Committee may accelerate vesting or payment, as to any or all Stock Units at any time for any reason. The Committee shall determine the number of Stock Units to be granted and the requirements applicable to such Stock Units.

(c)           Requirement of Employment or Service. If the Participant ceases to be employed by, or provide service to, the Employer prior to the vesting of Stock Units, or if other conditions established by the Committee are not met, the Participant’s Stock Units shall be forfeited. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

(d)           Payment With Respect to Stock Units. Payments with respect to Stock Units shall be made in cash, Common Stock or any combination of the foregoing, as the Committee shall determine.

Section 9.              Stock Appreciation Rights

The Committee may grant SARs to an Employee, Non-Employee Director or Key Advisor separately or in tandem with any Option. The following provisions are applicable to SARs:

(a)           General Requirements. The Committee may grant SARs to an Employee, Non-Employee Director or Key Advisor separately or in tandem with any Option (for all or a portion of the applicable Option). Tandem SARs may be granted either at the time the Option is granted or at any time thereafter while the Option remains outstanding. The Committee shall establish the base amount of the SAR at the time the SAR is granted. The base amount of each SAR shall be equal to or greater than the Fair Market Value of a share of Common Stock as of the date of grant of the SAR. The term of any SAR shall not exceed ten years from the date of grant. Notwithstanding the foregoing, in the event that on the last business day of the term of a SAR, the exercise of the SAR is prohibited by applicable law, including a prohibition on purchases or sales of Common Stock under the Company’s insider trading policy, the term shall be extended for a period of 30 days following the end of the legal prohibition, unless the Committee determines otherwise.

(b)           Tandem SARs. In the case of tandem SARs, the number of SARs granted to a Participant that shall be exercisable during a specified period shall not exceed the number of shares of Common Stock that the Participant may purchase upon the exercise of the related Option during such period. Upon the exercise of an Option, the SARs relating to the Common Stock covered by such Option shall terminate. Upon the exercise of SARs, the related Option shall terminate to the extent of an equal number of shares of Common Stock.

(c)           Exercisability. An SAR shall be exercisable during the period specified by the Committee in the Award Agreement and shall be subject to such vesting and other restrictions as may be specified in the Award Agreement. The Committee may accelerate the exercisability of any or all outstanding SARs at any time for any reason. SARs may only be exercised while the Participant is employed by, or providing service to, the Employer or during the applicable period after termination of employment or service as specified by the Committee. A tandem SAR shall be exercisable only during the period when the Option to which it is related is also exercisable.

(d)           Grants to Non-Exempt Employees. Unless the Committee determines otherwise, SARs granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such SARs may become exercisable, as determined by the Committee, upon the Participant’s death, Disability or retirement, or other circumstances permitted by applicable regulations).

(e)           Value of SARs. When a Participant exercises SARs, the Participant shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised. The stock appreciation for an SAR is the amount by which the Fair Market Value of the underlying Common Stock on the date of exercise of the SAR exceeds the base amount of the SAR as described in subsection (a).

(f)            Form of Payment. The appreciation in an SAR shall be paid in shares of Common Stock, cash or any combination of the foregoing, as the Committee shall determine. For purposes of calculating the number of shares of Common Stock to be received, shares of Common Stock shall be valued at their Fair Market Value on the date of exercise of the SAR.

Section 10.            Other Stock-Based Awards

The Committee may grant Other Stock-Based Awards, which are awards (other than those described in Sections 6, 7, 8 and 9 of the Plan) that are based on or measured by Common Stock, to any Employee, Non-Employee Director or Key Advisor, on such terms and conditions as the Committee shall determine. Other Stock-Based Awards may be awarded subject to the achievement of Performance Objectives or other criteria or other conditions and may be payable in cash, Common Stock or any combination of the foregoing, as the Committee shall determine.

Section 11.            Dividend Equivalents

The Committee may grant Dividend Equivalents in connection with Stock Units or Other Stock-Based Awards. Dividend Equivalents may be paid currently or accrued as contingent cash obligations and may be payable in cash or shares of Common Stock, and upon such terms and conditions as the Committee shall determine; provided that Dividend Equivalents shall vest and be paid only if and to the extent the underlying Stock Units or Other Stock-Based Awards vest and are paid, as determined by the Committee. For the avoidance of doubt, no dividends or Dividend Equivalents will be granted in connection with Options or SARs.

Section 12.            Consequences of a Change in Control

(a)           Assumption of Outstanding Awards. Upon a Change in Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), all outstanding Awards that are not exercised or paid at the time of the Change in Control shall be assumed by, or replaced with grants (which may be in the form of cash, securities or a combination thereof)that have comparable terms by, the surviving corporation (or a parent or subsidiary of the surviving corporation). After a Change in Control, references to the “Company” as they relate to employment matters shall include the successor employer in the transaction, subject to applicable law.

(b)           Vesting Upon Certain Terminations of Employment. Unless otherwise set forth in an Award Agreement, if a Change in Control occurs and Awards remain outstanding after the Change in Control (or are assumed by, or converted to similar awards with equivalent value as of the date of the Change in Control of, the surviving corporation (or a parent or Subsidiary of the surviving corporation)), and the Company or its successor terminates a Participant’s employment without Cause upon or within one year after, the Change in Control, the Participant’s outstanding Options and SARs shall vest and become exercisable, any restrictions on Stock Awards shall lapse and other Awards shall become payable. Awards that are based on Performance Objectives will vest and be payable in accordance with the terms set forth in the applicable Award Agreement.

(c)           Other Alternatives. If Awards are not assumed by, or replaced with grants that have comparable terms by, the surviving corporation, then in the event of a Change in Control, outstanding Options and SARs shall be fully exercisable, restrictions on outstanding Stock Awards and Stock Units shall lapse, and other Awards shall become payable upon the Change in Control. Notwithstanding the foregoing, after providing for the acceleration of any such Options or SARs, the Committee may require that Participants surrender their outstanding Options and SARs for cancellation and the Participants shall receive one or more payments by the Company, in cash, Common Stock, or other property (including the property, if any, payable in the transaction), as determined by the Committee, in an amount equal to the amount, if any, by which the then Fair Market Value of the shares of Common Stock subject to the Participant’s unexercised Options and SARs exceeds the Exercise Price. Without limiting the foregoing, if the per share Fair Market Value of the Common Stock does not exceed the per share Exercise Price of an Option or SAR, the Company shall not be required to make any payment to the Participant upon surrender of the Option or SAR. Any acceleration, surrender, termination, settlement, or conversion shall take place as of the date of the Change in Control or such other date as the Committee may specify.

Section 13.            Deferrals

The Committee may permit or require a Participant to defer receipt of the payment of cash or the delivery of shares that would otherwise be due to such Participant in connection with any Award. If any such deferral election is permitted or required, the Committee shall establish rules and procedures for such deferrals and may provide for interest or other earnings to be paid on such deferrals. The rules and procedures for any such deferrals shall be consistent with applicable requirements of Section 409A of the Code.

Section 14.           Withholding of Taxes

(a)           Required Withholding. All Awards under the Plan shall be subject to applicable federal (including FICA), state and local, foreign, or other tax withholding requirements. The Employer may require that the Participant or other person receiving Awards or exercising Awards pay to the Employer an amount sufficient to satisfy such tax withholding requirements with respect to such Awards, or the Employer may deduct from other wages and compensation paid by the Employer the amount of any withholding taxes due with respect to such Awards, or the Employer may take such other action as the Committee may deem advisable to enable the Employer to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award.

(b)           Share Withholding. The Committee may permit or require the Employer’s tax withholding obligation with respect to Awards paid in Common Stock to be satisfied by having shares withheld up to an amount that does not exceed the Participant’s applicable withholding tax rate for federal (including FICA), state and local, foreign, or other tax liabilities. The Committee may, in its discretion, and subject to such rules as the Committee may adopt, allow Participants to elect to have such share withholding applied to all or a portion of the tax withholding obligation arising in connection with any particular Award. Unless the Committee determines otherwise, share withholding for taxes shall not exceed the Participant’s minimum applicable tax withholding amount.

Section 15.            Transferability of Awards

(a)           Nontransferability of Awards. Except as described in subsection (b) below, only the Participant may exercise rights under an Award during the Participant’s lifetime. A Participant may not transfer those rights except (i) by will or by the laws of descent and distribution or (ii) pursuant to a domestic relations order. When a Participant dies, the personal representative or other person entitled to succeed to the rights of the Participant may exercise such rights. Any such successor must furnish proof satisfactory to the Company of his or her right to receive the Award under the Participant’s will or under the applicable laws of descent and distribution.

(b)           Transfer of Nonqualified Options. Notwithstanding the foregoing, the Committee may provide, in an Award Agreement, that a Participant may transfer any Nonqualified Stock Options to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with the applicable securities laws, according to such terms as the Committee may determine; provided that the Participant receives no consideration for the transfer of an Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.

Section 16.            Requirements for Issuance or Transfer of Shares

No Common Stock shall be issued or transferred in connection with any Award hereunder unless and until all legal requirements applicable to the issuance or transfer of such Common Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Award on the Participant’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of the shares of Common Stock as the Committee shall deem necessary or advisable, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Common Stock issued or transferred under the Plan may be subject to such stop-transfer orders and other restrictions as the Committee deems appropriate to comply with applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

Section 17.            Amendment and Termination of the Plan

(a)           Amendment. The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without stockholder approval if such approval is required in order to comply with the Code or other applicable law, or to comply with applicable stock exchange requirements.

(b)           No Repricing of Options or SARs. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, distribution (whether in the form of cash, Common Stock, other securities or property), stock split, extraordinary cash dividend, recapitalization, change in control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of Common Stock or other securities, or similar transactions), the Company may not, without obtaining stockholder approval, (i) amend the terms of outstanding Options or SARs to reduce the Exercise Price of such outstanding Options or base price of such SARs, (ii) cancel outstanding Options or SARs in exchange for Options or SARs with an Exercise Price or base price, as applicable, that is less than the Exercise Price or base price of the original Options or SARs or (iii) cancel outstanding Options or SARs with an Exercise Price or base price, as applicable, above the current stock price in exchange for cash or other securities.

(c)           Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth anniversary of the Amendment Effective Date, unless the Plan is terminated earlier by the Board or is extended by the Board.

(d)           Termination and Amendment of Outstanding Awards. A termination or amendment of the Plan that occurs after an Award is made shall not materially impair the rights of a Participant unless the Participant consents or unless the Committee acts under Section 18(f) below. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Award. Whether or not the Plan has terminated, an outstanding Award may be terminated or amended under Section 18(f) below or may be amended by agreement of the Company and the Participant consistent with the Plan, provided that the Participant’s consent is not required if any termination or amendment to the Participant’s outstanding Award does not materially impair the rights or materially increase the obligations of the Participant.

Section 18.            Miscellaneous

(a)           Awards in Connection with Corporate Transactions and Otherwise. Nothing contained in the Plan shall be construed to (i) limit the right of the Committee to make Awards under the Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Awards to employees thereof who become Employees, or (ii) limit the right of the Company to grant Options or make other awards outside of the Plan. The Committee may make an Award to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company, in substitution for an Option or stock award granted by such corporation. Notwithstanding anything in the Plan to the contrary, the Committee may establish such terms and conditions of the new Awards as it deems appropriate, including setting the Exercise Price of Options or the base price of SARs at a price necessary to retain for the Participant the same economic value as the prior options or rights.

(b)           Governing Document. The Plan shall be the controlling document. No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

(c)           Funding of the Plan. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Awards under the Plan.

(d)           Rights of Participants. Nothing in the Plan shall entitle any Employee, Non-Employee Director, Key Advisor or other person to any claim or right to receive an Award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Employer or any other employment rights.

(e)           No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award. Except as otherwise provided under the Plan, the Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(f)            Compliance with Law.

(i)            The Plan, the exercise of Options and SARs and the obligations of the Company to issue or transfer shares of Common Stock under Awards shall be subject to all applicable laws and regulations, and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to Section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that, to the extent applicable, Awards comply with the requirements of Section 409A of the Code. To the extent that any legal requirement of Section 16 of the Exchange Act or Section 409A of the Code as set forth in the Plan ceases to be required under Section 16 of the Exchange Act or Section 409A of the Code, that Plan provision shall cease to apply. The Committee may revoke any Award if it is contrary to law or modify an Award to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Participants. The Committee may, in its sole discretion, agree to limit its authority under this Section.

(ii)           The Plan is intended to comply with the requirements of Section 409A of the Code, to the extent applicable. Each Award shall be construed and administered such that the Award either (A) qualifies for an exemption from the requirements of Section 409A of the Code or (B) satisfies the requirements of Section 409A of the Code. If an Award is subject to Section 409A of the Code, (I) distributions shall only be made in a manner and upon an event permitted under Section 409A of the Code, (II) payments to be made upon a termination of employment or service shall only be made upon a “separation from service” under Section 409A of the Code, (III) unless the Award specifies otherwise, each installment payment shall be treated as a separate payment for purposes of Section 409A of the Code, and (IV) in no event shall a Participant, directly or indirectly, designate the calendar year in which a distribution is made except in accordance with Section 409A of the Code.

(iii)          Any Award that is subject to Section 409A of the Code and that is to be distributed to a Key Employee upon separation from service shall be administered so that any distribution with respect to such Award shall be postponed for six months following the date of the Participant’s separation from service, if required by Section 409A of the Code. If a distribution is delayed pursuant to Section 409A of the Code, the distribution shall be paid within 15 days after the end of the six-month period. If the Participant dies during such six-month period, any postponed amounts shall be paid within 90 days of the Participant’s death. The determination of “Key Employees”, including the number and identity of persons considered Key Employees and the identification date, shall be made by the Committee or its delegate each year in accordance with Section 416(i) of the Code and the “specified employee” requirements of Section 409A of the Code.

(iv)          Notwithstanding anything in the Plan or any Award agreement to the contrary, each Participant shall be solely responsible for the tax consequences of Awards under the Plan, and in no event shall the Company or any Subsidiary or affiliate of the Company have any responsibility or liability if an Award does not meet any applicable requirements of Section 409A of the Code. Although the Company intends to administer the Plan to prevent taxation under Section 409A of the Code, the Company does not represent or warrant that the Plan or any Award complies with any provision of federal, state, local or other tax law.

(g)           Beneficiary Designations. Subject to approval of the Committee from time to time, each Participant may name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate. Any payment made to a beneficiary under this Plan in good faith shall fully discharge the Company from all further obligations with respect to that payment.

(h)           Establishment of Subplans. The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities or tax laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to the Plan setting forth (i) such limitations on the Committee’s discretion under the Plan as the Board deems necessary or desirable and (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Employer shall not be required to provide copies of any supplement to Participants in any jurisdiction that is not affected.

(i)            Clawback Rights in the Event of Restrictive Covenant Breach. Subject to the requirements of applicable law, the Committee may provide in any Award Agreement that if a Participant breaches any restrictive covenant agreement between the Participant and the Employer or otherwise engages in activities that constitute Cause either while employed by, or providing service to, the Employer or within the applicable period of time thereafter, all Awards held by the Participant shall terminate, and the Company may rescind any exercise of an Option or SAR and the vesting of any other Award and delivery of shares upon such exercise or vesting (including pursuant to dividends and Dividend Equivalents), as applicable, on such terms as the Committee shall determine. In the event of any such rescission, the Company shall have the right to require that (i) the Participant shall return to the Company the shares received upon the exercise of any Option or SAR and/or the vesting and payment of any other Award (including pursuant to dividends and Dividend Equivalents) or, (ii) if the Participant no longer owns the shares, the Participant shall pay to the Company the amount of any gain realized or payment received as a result of any sale or other disposition of the shares (or, in the event the Participant transfers the shares by gift or otherwise without consideration, the Fair Market Value of the shares on the date of the breach of the restrictive covenant agreement or activity constituting Cause), net of the price originally paid by the Participant for the shares. Payment by the Participant shall be made in such manner and on such terms and conditions as may be required by the Committee. The Employer shall be entitled to set off against the amount of any such payment any amounts otherwise owed to the Participant by the Employer.

(j)            Company Policies; Clawback Policies. All Awards shall be subject to any applicable share trading policies and other policies that may be approved or implemented by the Board or the Committee from time to time, whether or not approved before or after the Amendment Effective Date. All Awards and amounts payable under the Plan are additionally subject to the terms of any applicable clawback policies approved by the Board or Committee, as in effect from time to time (including, without limitation, a clawback policy required to be implemented by an applicable stock exchange), whether approved before or after the date of grant of an Award (as applicable, a “Clawback Policy”). Further, to the extent permitted by applicable law, including without limitation Section 409A of the Code, all amounts payable under the Plan are subject to offset in the event that a Participant has an outstanding clawback, recoupment or forfeiture obligation to the Company under the terms of any applicable Clawback Policy. In the event of a clawback, recoupment or forfeiture event under an applicable Clawback Policy, the amount required to be clawed back, recouped or forfeited pursuant to such policy shall be deemed not to have been earned under the terms of the Plan, and the Company shall be entitled to recover from the Participant the amount specified under the Clawback Policy to be clawed back, recouped or forfeited (which amount, as applicable, shall be deemed an advance that remained subject to the Participant satisfying all eligibility conditions for earning the amounts deferred, accrued, or credited under this Plan).

(k)           Governing Law; Jurisdiction. The validity, construction, interpretation and effect of the Plan and Award Agreements issued under the Plan shall be governed and construed by and determined in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof. Any action arising out of, or relating to, any of the provisions of the Plan and Awards made hereunder shall be brought only in the United States District Court for the District of Delaware, or if such court does not have jurisdiction or will not accept jurisdiction, in any court of general jurisdiction in the State of Delaware, and the jurisdiction of such court in any such proceeding shall be exclusive.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V96641-P50188 ! ! ! For All Withhold All For All Except For Against Abstain ! ! ! ! ! ! ! ! ! To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. INNODATA INC. 55 CHALLENGER ROAD, SUITE 202 RIDGEFIELD PARK, NJ 07660 ATTN: AMY R. AGRESS 01) Jack S. Abuhoff 02) Daniel H. (Don) Callahan 03) Richard D. Clarke 04) Louise C. Forlenza 05) Stewart R. Massey Nominees: 1. Election of Directors INNODATA INC. The Board of Directors recommends you vote FOR the following: 2. Ratification of the selection of BDO India Services Private Limited as independent auditors for the year ending December 31, 2026. The Board of Directors recommends you vote FOR proposals 2, 3 and 4. NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof. 3. Approval on a non-binding, advisory basis the compensation of the Company's named executive officers. 4. Approval of the Amended and Restated Innodata Inc. Equity Compensation Plan. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. SCAN TO VIEW MATERIALS & VOTEw VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 3, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/INOD2026 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 3, 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

V96642-P50188 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting To Be Held on June 4, 2026: The Notice of Annual Meeting, Proxy Statement and Annual Report are available at www.proxyvote.com INNODATA INC. ANNUAL MEETING OF STOCKHOLDERS JUNE 4, 2026 5:00 PM Eastern Time THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned Stockholder of Common Stock of Innodata Inc. (the "Company") hereby revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held on June 4, 2026, and hereby appoints Jack S. Abuhoff and Amy R. Agress, and each of them, as proxies of the undersigned, with full power of substitution, to vote and otherwise represent all of the shares of the undersigned in the Company at said meeting and at any adjournments thereof with the same effect as if the undersigned were present and voting the shares. The shares represented by this proxy shall be voted on the following matters and, in their discretion, upon any other business which may properly come before said meeting or any adjournment or postponement thereof. THE SHARES REPRESENTED BY THIS PROXY, DULY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE DIRECTOR NOMINEES, FOR THE SELECTION OF BDO INDIA SERVICES PRIVATE LIMITED AS INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2026, FOR THE APPROVAL ON A NON-BINDING, ADVISORY BASIS THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS, FOR THE APPROVAL OF THE AMENDED AND RESTATED INNODATA INC. EQUITY COMPENSATION PLAN, AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF AS THE PROXYHOLDERS DEEM ADVISABLE. Continued and to be signed on reverse side